Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

by and among

JATT II ACQUISITION CORP.,

TALAWAR MERGER SUB,

and

TALAWAR TX INC.

dated as of June 29, 2026

ANNEXES AND EXHIBITS

Annex A	Key Supporting Company Stockholders
Annex B	Key Person

Exhibit A	Form of Registration Rights and Lock-up Agreement

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of June 29, 2026, is made by and among JATT II Acquisition Corp., a Cayman Islands exempted company (“JATT”), Talawar Tx Inc., a Delaware corporation (the “Company” and, from after the Closing, “PubCo”), Talawar Merger Sub, a Cayman Islands exempted company (“Merger Sub”, and collectively with JATT and the Company, the “Parties”). Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, (a) JATT is a blank check company incorporated as a Cayman Islands exempted company on January 13, 2026, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, and (b) Merger Sub is, as of the date of this Agreement, a wholly-owned Subsidiary of the Company that was incorporated for purposes of consummating the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents;

WHEREAS, concurrently with the execution of this Agreement, the Sponsor and the Company are entering into the sponsor support agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor shall agree to (a) vote in favor of this Agreement and the transactions contemplated hereby (including the Merger), (b) waive any adjustment to the conversion ratio set forth in the Governing Documents of JATT, any other anti-dilution or similar protections with respect to the JATT Shares (whether resulting from the transactions contemplated by the Investor Subscription Agreements or otherwise) and any redemption rights and (c) agree to surrender for no consideration, in connection with the Closing, 150,000 JATT Shares;

WHEREAS, prior to the Effective Time, in connection with the Merger, the Company shall effect the Stock Split in accordance with Section 2.4(e);

WHEREAS, on the Closing Date, (a) Merger Sub will merge with and into JATT (the “Merger”), with JATT as the surviving company in the Merger and, after giving effect to the Merger, JATT will be a wholly-owned Subsidiary of PubCo, and (b) each JATT Share will be automatically converted as of the Effective Time into the right to receive one (1) PubCo Share, in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution of this Agreement, JATT, the Company and certain investors (the “PIPE Investors”) are each entering into a subscription agreement with the Company (collectively, the “Investor Subscription Agreements”), pursuant to which, among other things, each PIPE Investor has agreed to subscribe for and purchase on the Closing Date immediately prior to or substantially concurrently with the Closing, and the Company has agreed to issue and sell to each such PIPE Investor on the Closing Date immediately following the Closing, the number of PubCo Shares set forth in the applicable Investor Subscription Agreement in exchange for the purchase price set forth therein (the aggregate purchase price under all Investor Subscription Agreements, collectively, the “PIPE Financing Amount”, and the equity financing under all Investor Subscription Agreements, collectively, hereinafter referred to as, the “PIPE Financing”), on the terms and subject to the conditions set forth in the applicable Investor Subscription Agreement;

WHEREAS, at the Closing, JATT, certain JATT Shareholders (including the Sponsor), the Company and certain Company Stockholders will enter into a Registration Rights and Lock-up Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights and Lock-up Agreement”), pursuant to which, among other things, such JATT Shareholders and Company Stockholders party thereto will (a) be granted certain registration rights with respect to their respective PubCo Shares, and (b) for the designated period specified therein, shall not transfer their PubCo Shares, in each case, subject to the terms and upon the conditions set forth in the Registration Rights and Lock-up Agreement;

WHEREAS, the JATT Board, following receipt by the JATT Board of an opinion of Houlihan Lokey, Inc., to the effect that, as of the date of such opinion and subject to the assumptions, limitations, qualifications and other conditions contained therein, the PubCo Shares to be received in exchange for JATT shares in connection with the Merger is fair, from a financial point of view to the unaffiliated shareholders of JATT (the “JATT Fairness Opinion”), has (a) approved this Agreement, such other Ancillary Documents to which JATT is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) recommended, among other things, approval of this Agreement and the transactions contemplated by this Agreement (including the Merger) by the holders of JATT Shares entitled to vote thereon;

WHEREAS, the board of directors of Merger Sub has approved this Agreement, such other Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the Company, as the sole shareholder of Merger Sub will, as promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement, approve this Agreement, such other Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) approved this Agreement, such other Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) recommended, among other things, the approval of this Agreement, such other Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) by the holders of Company Shares entitled to vote thereon;

WHEREAS, each Company Stockholder listed on Annex A attached hereto (collectively, the “Key Supporting Company Stockholders”) will duly execute and deliver to JATT a stockholder support agreement (collectively, the “Stockholder Support Agreements”), pursuant to which, among other things, each such Key Supporting Company Stockholder will agree to, among other things, (a) support and vote (or provide a written consent) in favor of this Agreement, such other Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger), (b) take, or cause to be taken, any actions necessary or advisable to cause certain agreements to be terminated effective as of the Closing, and (c) a release of claims against the Company, JATT, Merger Sub; and

WHEREAS, each of the Parties intends for U.S. federal income tax purposes that (a) this Agreement constitute a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder, and (b) the Merger be treated as a “reorganization” within the meaning of Section 368 of the Code for U.S. federal income Tax purposes (clauses (a)-(b), the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“AI Tools” means artificial intelligence or machine learning tools, applications Software or other artificial intelligence-enabled items of Company IT Systems.

“Allocation Schedule” has the meaning set forth in Section 2.3.

“Ancillary Documents” means the (a) Registration Rights and Lock-up Agreement, (b) Sponsor Support Agreement, (c) Investor Subscription Agreements, (d) Stockholder Support Agreements, and (e) each other agreement, document, instrument and/or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended (FCPA), (b) the UK Bribery Act 2010 and (c) any other applicable anti-bribery or anti-corruption Laws related to combatting bribery, corruption and money laundering.

“Available Cash” means, without duplication, an amount equal to the sum of (a) the gross amount of cash available in the aggregate, whether in or outside the Trust Account (after deducting the amount required to satisfy the JATT Shareholder Redemption Amount) plus (b) the aggregate gross proceeds of the PIPE Financing that have been, or will be, funded in connection with, or prior to, the Closing plus (c) the aggregate gross proceeds from any convertible securities financing (including in respect of simple agreements for future equity) or any other alternative financing involving JATT and/or the Company that have been, or will be, funded in connection with, or prior to, the Closing.

“Business” means the business of, directly or indirectly, developing therapeutic programs and treatments to address significant unmet medical needs.

“Business Combination Proposal” has the meaning set forth in Section 5.8.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in (a) the Cayman Islands and (b) New York, New York are open for the general transaction of business.

“Cayman Act” means the Cayman Islands Companies Act (As Revised).

“Certificates” has the meaning set forth in Section 2.1(k).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Acquisition Proposal” means (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, (i) acquires or otherwise purchases the Company and its controlled Affiliates, taken as a whole, or a majority of the voting power of Equity Securities of the Company, or (ii) acquires, is granted, leased or licensed or otherwise purchases all or substantially all of assets, properties or businesses of the Company and its controlled Affiliates, taken as a whole (in the case of each of clause (i) and (ii), whether by merger, consolidation, liquidation, dissolution, recapitalization, reorganization, amalgamation, scheme of arrangement, purchase of assets, share exchange, business combination, purchase or issuance of Equity Securities, tender offer or otherwise), or (b) any issuance, sale or acquisition of any portion of the Equity Securities or voting power or similar investment in the Company or any of its Subsidiaries (other than the issuance of the applicable class of shares of capital stock of the Company in accordance with the terms of the Company Convertible Instruments). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby (including the Investor Subscription Agreements and the PIPE Financing contemplated thereunder) shall constitute a Company Acquisition Proposal.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Board Recommendation” has the meaning set forth in Section 5.13(b).

“Company Convertible Instruments” means convertible financing instruments that convert into Company Shares, including simple agreements for future equity.

“Company D&O Persons” has the meaning set forth in Section 5.15(a).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to JATT by the Company on the date of this Agreement.

“Company Equity Plan” means, collectively, (a) Talawar Tx Inc. 2026 Equity Incentive Plan and (b) each other plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of the Company of rights of any kind to receive Equity Securities of the Company or benefits measured in whole or in part by reference to Equity Securities of the Company.

“Company Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due and payable, the Company in connection with, or as a result of, the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, auditors, advisors, brokers, investment bankers, consultants, or other agents or service providers of the Company, (b) any other fees, expenses, commissions or other amounts that are expressly allocated to the Company pursuant to this Agreement or any Ancillary Document, (c) any costs, fees and expenses incurred in connection with the preparation and audit of the PCAOB Financials and other one-time expenses in connection with its preparation for readiness to be a publicly-traded company, (d) 50% of the filing fees in connection with the Registration Statement / Proxy Statement to be filed with the SEC (“Registration Statement Fees”), and (e) filing fees paid to any other regulatory authority, including NASDAQ. Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any JATT Expenses.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization; Authority; Enforceability), Section 3.5 (Capitalization), and Section 3.16 (Brokerage).

“Company Intellectual Property” means collectively, Company Owned Intellectual Property and Company Licensed Intellectual Property.

“Company IT Systems” means all computer systems, computer software and hardware, communication systems, servers, network equipment and related documentation, in each case, owned, licensed or leased by the Company.

“Company Licensed Intellectual Property” means Intellectual Property Rights owned by any Person (other than the Company) that is licensed to the Company.

“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the Company, or (b) the ability of the Company to consummate the Merger in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws or the interpretation or enforcement thereof by any Governmental Entity, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which the Company operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.4 to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vii) any failure by the Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii) through (x)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing, (ix) any actions taken or omitted to be taken by the Company at the written request or with the written consent of JATT, (x) any changes in GAAP or other applicable accounting standards or the interpretation thereof, (xi) any loss of employees, customers, suppliers, distributors, licensors, licensees or other business partners to the extent resulting from the public announcement or pendency of the transactions contemplated by this Agreement, (xii) any litigation arising from or relating to this Agreement or the transactions contemplated hereby, (xiii) any determination by, or delay of a determination by, the FDA or any other Governmental Entity, or any panel, or advisory body empowered or appointed thereby, with respect to any applications, approvals or clearances relating to the Company’s or its competitors’ or potential competitors’ product candidates, products, or programs, (xiv) any results, outcomes, data, indications, adverse events, side effects or safety observations arising from preclinical trials, clinical trials or testing (including any stability testing), including any requirement to conduct further clinical studies or tests or any increased incidence or severity of any previously identified side effects, adverse effects, adverse events or safety observations or reports of any new side effects, adverse events or safety observations, with respect to the Company’s or its competitors’ product candidates, products or program, (xv) the results of, or any data derived from, any preclinical or clinical testing being conducted by or on behalf of any actual competitor of the Company or any announcements thereof, or (xvi) any regulatory, preclinical or clinical, competitive, pricing reimbursement or manufacturing effects, changes, events, facts, circumstances or occurrences relating to or affecting any product candidate of the Company or any product or product candidate competitive with or related to any product candidate of the Company; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) through (xii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has had or would reasonably be expected to have a disproportionate adverse effect on the Company, taken as a whole, relative to other participants operating in the industries or markets in which the Company operates.

“Company Non-Party Affiliates” means, collectively, each Company Related Party and each former, current or future Affiliates, Representatives, successors or permitted assigns of any Company Related Party (other than, for the avoidance of doubt, the Company).

“Company Options” has the meaning set forth in Section 2.4(d).

“Company Owned Intellectual Property” means all Intellectual Property Rights owned or purported to be owned by the Company.

“Company Related Party” means any officer, director, employee, partner, member, manager, or direct or indirect equityholder of the Company, any Affiliate of the Company, and any immediate family member of any of the foregoing.

“Company Common Shares” means the shares of common stock, par value $0.00001 per share, of the Company designated as “Common Stock” pursuant to its Governing Documents.

“Company Preferred Shares” means the shares of Series L Preferred Stock, par value $0.00001 per share, of the Company.

“Company Shares” means, collectively, the Company Common Shares and the Company Preferred Shares.

“Company Stockholder” means the holders of Company Shares as of any determination time prior to the Effective Time. For the avoidance of doubt, the holders of Company Convertible Instruments will become Company Stockholders immediately prior to the Closing upon conversion of such Company Convertible Instruments for Company Shares pursuant to Section 2.4(a).

“Company Stockholder Written Consent” has the meaning set forth in Section 5.13(b).

“Company Stockholder Written Consent Deadline” has the meaning set forth in Section 5.13(b).

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of April 27, 2026, by and between the Company and JATT.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Continental” means Continental Stock Transfer & Trust Company, LLC.

“Contract” or “Contracts” means any written agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Cooley” has the meaning set forth in Section 8.19(b).

“DGCL” means the General Corporation Law of the State of Delaware.

“Effective Time” has the meaning set forth in Section 2.1(b).

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each other benefit or compensatory plan, program, policy or Contract that the Company maintains, sponsors or contributes to, or under or with respect to which the Company has any Liability, other than any plan sponsored or maintained by a Governmental Entity.

“Environmental Laws” means any federal, state, local, municipal, foreign, international, or multinational law, regulation, or other applicable requirement, policy, guidance or treaty relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances, including without limitation the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (including as amended by the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. § 9601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Materials Transportation Act 49 U.S.C. § 5101 et seq.; the Solid Waste Disposal Act (including as amended by the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks)) 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act 33 U.S.C. §§ 1151, 1251 et seq.; the Clean Air Act 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act 42 U.S.C. § 300f et seq.; the Occupational Safety and Health Act 29 U.S.C. § 651 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. § 136 et seq.; the Endangered Species Act 16 U.S.C. § 1531 et seq.; the National Environmental Policy Act 42 U.S.C. § 4321 et seq.; and the River and Harbors Appropriation Act 33 U.S.C. § 403 et seq.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Equity Value” means $120,000,000.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any entity that together with the Company would be deemed a “single employer” for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning set forth in Section 2.5(a).

“Exchange Agent Agreement” has the meaning set forth in Section 2.5(a).

“Exchange Fund” has the meaning set forth in Section 2.5(b).

“Exchange Ratio” means the quotient obtained by dividing (a) the Transaction Share Consideration, by (b) the number of Fully-Diluted Shares.

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“FDA” means the United States Food and Drug Administration.

“Financial Information” has the meaning set forth in Section 3.6(a).

“Financial Information Delivery Failure” has the meaning set forth in Section 7.1(h).

“Financial Information Delivery Deadline” means the date that is sixty (60) days following the date hereof.

“Fraud” means an act or omission by a Party, and requires: (a) a false or incorrect representation or warranty expressly set forth in this Agreement, (b) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (c) an intention to deceive another Party, to induce such Party to enter into this Agreement, (d) an intention to deceive another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (e) an intention to deceive another Party, to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

“Fully-Diluted Shares” means an amount equal to, without duplication, (a) the aggregate number of Company Shares and any other shares of capital stock of the Company that are issued and outstanding as of immediately prior to the Effective Time calculated on a fully-diluted basis (with Company Preferred Shares deemed included on an as-converted to Company Common Shares basis), including (x) the Company Shares issuable upon the conversion of the Company Options solely to the extent exercised prior to Closing and (y) any Company Shares and any other shares of capital stock of the Company underlying the Equity Securities issued in connection with any Company Interim Financing, plus (b) the aggregate number of Company Shares issuable upon the full conversion of Company Convertible Instruments that are outstanding as of immediately prior to the Effective Time. “Fully-Diluted Shares” shall not include Company Shares issuable upon the conversion of Exchanged Options or issued pursuant to the Company Equity Plan.

“GAAP” means United States generally accepted accounting principles.

“Governing Document Proposals” has the meaning set forth in Section 5.8.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation and the “Governing Documents” of a Cayman Islands exempted company are its memorandum and articles of association.

“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body entitled under applicable Law to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Hazardous Substance” means any (i) substance, chemical, material, compound, waste, pollutant, contaminant, special waste, product or derivative regulated or subject to rules of liability under any present or future Environmental Law or that is listed, classified, defined, or regulated as hazardous, toxic, corrosive, ignitable, reactive, radioactive, dangerous, a pollutant, a contaminant, or words of similar meaning or effect under any present or future Environmental Law or constitutes a danger, nuisance, trespass or health or safety hazard to persons or property; (ii) petroleum and petroleum products and their refined or derived products (including waste or used oil, gasoline, heating oil, kerosene or any other petroleum products or substances or materials derived from or commingled with any petroleum products); (iii) lead, lead-based paint, toxic mold, radon, polychlorinated biphenyls, radioactive materials, per- and polyfluoralkyl substances (PFAS) “hazardous wastes,” or “hazardous constituents” or the subject of a cleanup standard or sampling requirement promulgated by a properly authorized Governmental Entity, aqueous film forming foam, or other emerging contaminants, urea formaldehyde or asbestos or asbestos containing materials; and (iv) any compound, mixture, solution, product, or other substance or material that contains any substance or material referred to in clause (i), (ii) or (iii) above.

“Healthcare Laws” means (i) the Federal Food, Drug and Cosmetic Act (“FDCA”); (ii) the Public Health Service Act (“PHSA”); (iii) all federal or state criminal or civil fraud and abuse Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the Federal Health Care Fraud law (18 U.S.C. § 1347), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7(a)), the Sunshine Act (42 U.S.C. §1320a-7(h)), the Exclusion Law (42 U.S.C. §1320a-7), the Criminal False Statements Law (42 U.S.C. §1320a-7b(a)), Stark Law (42 U.S.C. §1395nn), the False Claims Act (31 U.S.C. §§3729 et seq. 42 U.S.C. §1320a-7b(a)), HIPAA (42 U.S.C. §§1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (HITECH Act), and any comparable Laws); (iv) licensing, disclosure and reporting requirements; and (v) any non-US equivalents of any of the foregoing.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security (including, for the avoidance of doubt, the Company Convertible Instruments), (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (g) any of the obligations of any other Person of the type referred to in clauses (a) through (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person, whether or not such Indebtedness has been assumed by such Person, and (h) all break-fees, prepayment penalties, premiums, costs and other amounts payable in connection with the prepayment or repayment of any of the items described in clauses (a) through (g).

“Intellectual Property Rights” means all intellectual property rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights and works of authorship, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (d) trade secrets, know-how and confidential and proprietary information, including invention disclosures, inventions and formulae, whether patentable or not; (e) rights in or to Software or other technology; (f) any other intellectual or similar proprietary rights protectable, arising under or associated with any of the foregoing, including those protected by any Law anywhere in the world; and (g) all legal rights arising from items (a) through (f), including the right to prosecute, enforce and perfect such interests and rights to sue, oppose, cancel, interfere, enjoin and collect damages based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“Investor Subscription Agreements” has the meaning set forth in the recitals to this Agreement.

“IPO” has the meaning set forth in Section 8.18.

“JATT” has the meaning set forth in the introductory paragraph to this Agreement.

“JATT Acquisition Proposal” means any, direct or indirect, acquisition, merger, business combination, “initial business combination” as described in the Prospectus or similar transaction, in one transaction or a series of transactions, involving JATT or involving all or a material portion of the assets, Equity Securities or businesses of JATT (whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a JATT Acquisition Proposal.

“JATT Board” has the meaning set forth in the recitals to this Agreement.

“JATT Board Recommendation” has the meaning set forth in Section 5.8.

“JATT Closing Statement” has the meaning set forth in Section 2.3(b).

“JATT D&O Persons” has the meaning set forth in Section 5.14(a).

“JATT Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by JATT on the date of this Agreement.

“JATT Dissenting Shares” has the meaning set forth in Section 2.1(j).

“JATT Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, JATT in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of JATT, and any other fees, expenses, commissions or other amounts that are expressly allocated to JATT pursuant to this Agreement or any Ancillary Document, including any working capital loans or other liabilities or obligations of JATT to Sponsor. Notwithstanding the foregoing or anything to the contrary herein, JATT Expenses shall not include any Company Expenses.

“JATT Financial Statements” means all of the financial statements of JATT included in the JATT SEC Documents.

“JATT Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization; Authority; Enforceability), Section 4.2 (Capitalization), Section 4.3 (Brokerage) and Section 4.4 (Trust Account).

“JATT Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of JATT, or (b) the ability of JATT to consummate the Merger in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a JATT Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement(provided that the exception in this clause (v) shall not apply to the representations and warranties set forth in Section 4.10 to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vi) the extent of JATT Shares redeemed pursuant to the JATT Shareholder Redemption Right, or (vii) the failure to obtain the JATT Shareholder Approval; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (iv) may be taken into account in determining whether a JATT Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has had or would reasonably be expected to have a disproportionate adverse effect on JATT relative to other similarly situated special purposes acquisition companies operating in the industries or markets in which JATT operates.

“JATT Redeeming Stock” means the JATT Shares in respect of which the eligible (as determined in accordance with the Governing Documents of JATT) holder thereof has validly exercised (and not validly revoked, withdrawn or lost) his, her or its JATT Shareholder Redemption Right.

“JATT Related Parties” means, with respect to JATT, (a) the Sponsor and (b) any director, officer, employee, partner, member, manager, direct or indirect equity holder or Affiliate of JATT or the Sponsor.“JATT SEC Documents” has the meaning set forth in Section 4.5(a).

“JATT Shareholder” means each holder of JATT Shares, in its capacity as holder.

“JATT Shareholder Approval” means, collectively, the Required JATT Shareholder Approval and the Other JATT Shareholder Approval.

“JATT Shareholder Redemption Amount” means the aggregate amount payable with respect to all shares of JATT Redeeming Stock.

“JATT Shareholder Redemption Right” means the right of the holders of JATT Shares to redeem all or a portion of their JATT Shares (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of JATT.

“JATT Shareholders Meeting” has the meaning set forth in Section 5.8.

“JATT Shares” means, collectively, the JATT ordinary shares.

“JATT Treasury Stock” has the meaning set forth in Section 2.4(c).

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Key Person” means the individual set forth on Annex B.

“Key Supporting Company Stockholders” has the meaning set forth in the recitals to this Agreement.

“knowledge” has the meaning set forth in Section 8.12.

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other legally binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Lookback Date” means April 1, 2026.

“Material Contracts” has the meaning set forth in Section 3.11(b).

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Multiemployer Plan” has the meaning set forth in Section (3)37 or Section 4001(a)(3) of ERISA.

“Nasdaq” means the Nasdaq Capital Market.

“Non-Party Affiliate” has the meaning set forth in Section 8.13.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to the Company on a non-exclusive basis under standard terms and conditions.

“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Other JATT Shareholder Approval” means the approval of each Other Transaction Proposal by the affirmative vote of the holders of the requisite number of JATT Shares entitled to vote thereon, whether in person or by proxy at the JATT Shareholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of JATT and applicable Law.

“Other Transaction Proposal” means each Transaction Proposal, other than the Business Combination Proposal.

“Outside Date” has the meaning set forth in Section 7.1(d).

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“PCAOB” means the Public Company Accounting Oversight Board.

“PCAOB Financials” has the meaning set forth in Section 5.17

“Permits” means any approvals, authorizations, clearances, declarations of conformity, licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet due and payable or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with the Company’s use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Company and do not prohibit or materially interfere with the Company’s use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (f) grants by the Company of non-exclusive rights in Intellectual Property Rights in the ordinary course of business consistent with past practice and (g) other Liens that do not materially and adversely affect the value, use or operation of the asset subject thereto.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity or Governmental Entity.

“Personal Information” means any information that (a) identifies or makes identifiable, relates to, describes, is linked to, could reasonably be linked to, directly or indirectly, any identified or identifiable individual or household (e.g., name, address telephone number, email address, or government-issued identifier), or can reasonably be associated with or used to identify, contact, or precisely locate an individual or household, (b) is payment card information, or (c) is otherwise protected or governed by any applicable Privacy Law or defined in any applicable Privacy Law as “personal information,” “personal data,” “personally identifiable information,” “sensitive information,” or a substantially similar term.

“PIPE Financing” has the meaning set forth in the recitals to this Agreement.

“PIPE Financing Amount” has the meaning set forth in the recitals to this Agreement.

“PIPE Investors” has the meaning set forth in the recitals to this Agreement.

“Plan of Merger” has the meaning set forth in Section 2.1(b).

“Pre-Closing JATT Holders” means the holders of JATT Shares at any time prior to the Effective Time, together with their successors and assigns.

“Privacy Laws” means all Laws relating to the Processing or protection of Personal Information, data breach and notification, website and mobile application privacy policies and practices, Social Security number protection, Processing and security of payment card information (including, to the extent applicable, Payment Card Industry Security Standards), and email, text message, or telephone communications that apply to the Company.

“Proceeding” means any lawsuit, litigation, action, audit, investigations, examination, claim, complaint, charge, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Prospectus” has the meaning set forth in Section 8.18.

“PubCo Equity Incentive Plan” has the meaning set forth in Section 5.18(a).

“PubCo Shares” means, from after the Closing, the shares of common stock in the capital of PubCo, par value $0.0001 per share, pursuant to its Governing Documents.

“Public Shareholders” has the meaning set forth in Section 8.18.

“Public Software” means any Software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any Software that is licensed pursuant to: (a) any license that is a license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); (b) any license to Software this is considered “free” or “open source software” by the Open Source foundation or the Free Software Foundation or (c) any similar licensing or distribution models, including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (i) be made available or distributed in source code form; (ii) be licensed for purposes of making derivative works; or (iii) be redistributable at no, or a nominal, charge.

“Registration Statement / Proxy Statement” means a registration statement on Form S-4 relating to the transactions contemplated by this Agreement and the Ancillary Documents and containing a prospectus and proxy statement of JATT.

“Representatives” means with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required JATT Shareholder Approval” means the approval of the Business Combination Proposal by the affirmative vote of the holders of the requisite number of JATT Shares entitled to vote thereon, whether in person or by proxy at the JATT Shareholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of JATT and applicable Law.

“Sanctions and Export Control Laws” means any applicable Law related to (a) import and export controls, including the U.S. Export Administration Regulations, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and His Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the JATT Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Security Breach” means a data security breach or breach of Personal Information under applicable Privacy Laws.

“Signing Filing” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Sponsor” means JATT Ventures II L.P., a Cayman Islands exempted limited partnership.

“Sponsor Director” has the meaning set forth in Section 5.16(a).

“Sponsor Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Stock Split” has the meaning set forth in Section 2.4(e).

“Stockholder Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of Equity Securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Surviving Company” has the meaning set forth in Section 2.1(a).

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not, and including any secondary Liability for any of the aforementioned.

“Taxing Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes required to be filed with any Governmental Entity.

“Transaction Litigation” has the meaning set forth in Section 5.2(c).

“Transaction Proposals” has the meaning set forth in Section 5.8.

“Transaction Share Consideration” means an aggregate number of PubCo Shares equal to (a) the Equity Value divided by (b) $10.00.

“Trust Account” has the meaning set forth in Section 8.18.

“Trust Account Released Claims” has the meaning set forth in Section 8.18.

“Trust Agreement” means the Investment Management Trust Agreement, dated April 16, 2026, by and between JATT and Continental.

“Trustee” means Continental.

“Unauthorized Code” means any virus, “Trojan horse”, worm, spyware, keylogger software, or other Software routines or hardware components, faults or malicious code or damaging device, designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data that is not developed or authorized by the Company or the licensor of the Software or hardware components, or that in each case, if activated would be material to the business of the Company.

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid JATT Expenses” means the JATT Expenses that are unpaid as of immediately prior to the Closing.

“Willful Breach” means a material breach of this Agreement by a Party that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

ARTICLE II

MERGER

Section 2.1 Merger.

(a) On the terms and subject to the conditions set forth in this Agreement and in accordance with the Cayman Act, on the Closing Date, Merger Sub shall merge with and into JATT at the Effective Time. Following the Effective Time, and as a result of the Merger, the separate existence of Merger Sub shall cease, and JATT shall continue as the surviving company of the Merger (the “Surviving Company”).

(b) At the Closing, the Parties hereto shall cause the Merger to be consummated by filing with the Registrar of Companies of the Cayman Islands a plan of merger, in a form reasonably satisfactory to the Company and JATT (the “Plan of Merger”) and the accompanying documents required by the Cayman Act. The Merger shall become effective on the data, and at the time, of the filing of such Plan of Merger and accompanying documents or at such later time permitted by the Cayman Act as may be agreed by the Company, JATT and Merger Sub and specified in the Plan of Merger (the “Effective Time”).

(c) At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Plan of Merger and the applicable provisions of the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property of every description including choses in action, rights, privileges, agreements, powers, business, undertaking, goodwill, benefits, immunities, privileges and franchises, Liabilities and duties of JATT and Merger Sub shall vest in and become the property of every description including choses in action, rights, privileges, agreements, powers, business, undertaking, goodwill, benefits, immunities, privileges and franchises, Liabilities and duties of JATT as the Surviving Company (including all rights and obligations with respect to the Trust Account), which shall include the assumption by JATT of any and all agreements, covenants, duties and obligations of JATT and Merger Sub set forth in this Agreement and the other transaction documents to which JATT or Merger Sub is a party, and the Surviving Company shall thereafter exist as a wholly owned Subsidiary of PubCo and the separate corporate existence of Merger Sub shall cease to exist.

(d) At the Effective Time, the Parties shall cause the Governing Documents of JATT, as in effect immediately prior to the Effective Time, to be amended and restated in the forms agreed to by the Parties, and, as so amended and restated, shall be the Memorandum and Articles of Association of the Surviving Company, until thereafter amended in accordance with the terms thereof and the Cayman Act.

(e) At the Effective Time, (i) the directors and officers of PubCo shall be the individuals determined in accordance with Section 5.16, each to hold office in accordance with the Governing Documents of PubCo until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal, while (ii) each of the directors and officers of JATT immediately prior to the Effective Time shall cease to hold office, and the parties shall cause the initial board of directors and officers of Surviving Company to be comprised of those individuals designated by the Company, each to hold office in accordance with the Governing Documents of the Surviving Company until they are removed or resign in accordance with the Governing Documents of the Surviving Company or until their respective successors are duly elected or appointed and qualified.

(f) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, all of the shares of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into one (1) validly issued, fully paid and non-assessable JATT Share, which shall constitute the only issued and outstanding share in the capital of the Surviving Company.

(g) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each JATT Share issued and outstanding as of immediately prior to the Effective Time (other than any shares of JATT Treasury Stock and JATT Redeeming Stock and any JATT Dissenting Shares) shall be automatically canceled and extinguished and converted into the right to receive one (1) PubCo Share.

(h) Notwithstanding anything to the contrary in this Agreement, if there are any shares of JATT Shares that are owned by JATT as treasury shares or any shares of JATT Shares owned by any direct or indirect Subsidiary of JATT immediately prior to the Effective Time (the “JATT Treasury Stock”), such shares of JATT Treasury Stock shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(i) Each share of JATT Redeeming Stock issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and cease to exist as of immediately prior to the Closing and shall thereafter represent only the right to be paid a pro rata share of the JATT Shareholder Redemption Amount in accordance with the Governing Documents of JATT. For the avoidance of doubt, consistent with Section 8.5 of the Amended and Restated Memorandum and Articles of Association of JATT, each share of JATT Redeeming Stock shall not be entitled to participate in the profits of JATT in respect of the period after the date specified as the date of redemption of such JATT Redeeming Stock in the applicable redemption notice, which shall be no later than the day immediately preceding the Closing Date.

(j) Notwithstanding any provision of this Agreement to the contrary, JATT Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to demand and has properly exercised appraisal rights of such shares in accordance with Section 238 of the Cayman Act (such JATT Shares being referred to collectively as the “JATT Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the Cayman Act with respect to such shares) shall not be converted into a right to receive the consideration described in Section 2.1(g) above, but instead shall be entitled to only such rights as are granted by Section 238 of the Cayman Act; provided, however, that if, after the Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to appraisal pursuant to Section 238 of the Cayman Act, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 238 of the Cayman Act, such JATT Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the consideration described in Section 2.1(g) above without interest thereon, upon transfer of such shares. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, JATT shall provide the Company written notice as promptly as practicable following receipt of any demands received by JATT for appraisal of JATT Shares, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to JATT prior to the Effective Time that relates to such demand. Except with the prior written consent of the Company (which consent shall not be unreasonably conditioned, withheld, or delayed), JATT shall not make any payment with respect to, or settle, or offer to settle, any such demands from after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms.

(k) From and after the Effective Time, each JATT Shareholder’s certificates (the “Certificates”), if any, evidencing ownership of the JATT Shares and the JATT Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such JATT Shares except as otherwise expressly provided for herein or under applicable Law.

(l) If, between the date of this Agreement and the Closing, the outstanding Equity Securities of the Company or JATT shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of Equity Securities of the Company or JATT, as applicable, will be appropriately adjusted to provide to the relevant holders the same economic effect as contemplated by this Agreement; provided, however, that this Section 2.1(l) shall not (i) be construed to permit JATT, Merger Sub or the Company to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement, or (ii) apply to any other transactions expressly contemplated by this Agreement or any Ancillary Document to the extent consummate in accordance with the terms contemplated by this Agreement or such Ancillary Document, as applicable.

Section 2.2 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.11 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the date upon which the Closing actually occurs is referred to herein as “Closing Date”) or at such other place, date and/or time as JATT and the Company may agree in writing.

Section 2.3 Allocation Schedule; JATT Closing Statement.

(a) At least three (3) Business Days prior to the Closing Date, the Company shall deliver to JATT an allocation schedule (the “Allocation Schedule”) setting forth (i) the number of Company Shares and Company Options held by each Company Stockholder (including the number of Company Shares after giving effect to the conversion of the Company Convertible Instruments), (ii) all Unpaid Company Expenses as of the Closing (which shall include the amounts and wire transfer instructions for the payment thereof), (iii) the Transaction Share Consideration, the Fully-Diluted Shares and the Exchange Ratio, and (iv) a certification, duly executed by an authorized officer of the Company, that (A) the information and calculations delivered pursuant to clauses (i), (ii) and (iii) is, and will be as of immediately prior to the Effective Time, true and correct in all respects and in accordance with the last sentence of this Section 2.3 and (B) the Company has performed, or otherwise complied with, as applicable, its covenants and agreements set forth in Section 2.4(c). The Company will review any comments to the Allocation Schedule provided by JATT or any of its Representatives and incorporate any reasonable comments proposed by JATT or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (1) in no event shall the Allocation Schedule (or the calculations or determinations therein) breach, as applicable, any applicable Law, the Governing Documents of the Company, the Company Equity Plan or any other Contract to which the Company is a party or bound (taking into account, for the avoidance of doubt, any actions taken by the Company pursuant to Section 2.4(c)), and (2) the Exchange Agent will be entitled to rely upon the Allocation Schedule for purposes of allocating the transaction consideration to JATT Shareholders under this Agreement or under the Exchange Agent Agreement, as applicable.(b) No later than one (1) Business Day following the expiration of the JATT Shareholder Redemption Right deadline (and in any event prior to the Closing Date), JATT shall deliver to the Company a written statement setting forth: (i) the JATT Shareholder Redemption Amount; (ii) the amount of cash available in the Trust Account (net of the JATT Shareholder Redemption Amount) and all Unpaid JATT Expenses as of the Closing (which shall include the amounts and wire transfer instructions for the payment thereof); and (iii) the number of JATT Shares and JATT Treasury Stock outstanding as of immediately prior to the Effective Time, in each case after giving full effect to all valid exercises of the JATT Shareholder Redemption Right (such written statement, the “JATT Closing Statement”). JATT will review any comments to the JATT Closing Statement provided by the Company or any of its Representatives and incorporate any reasonable comments proposed by the Company or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, the Company and the Exchange Agent shall be entitled to rely upon the JATT Closing Statement for purposes of allocating the transaction consideration to the JATT Shareholders under this Agreement or under the Exchange Agent Agreement, as applicable.

Section 2.4 Treatment of Company Equity Securities.

(a) Immediately prior to the Stock Split, the Company Convertible Instruments shall be converted into Company Shares pursuant to their terms and each such Company Convertible Instrument shall no longer be issued or outstanding and shall instead automatically be canceled, extinguished, retired and shall cease to exist, and each holder of the Company Convertible Instruments shall thereafter cease to have any rights with respect to such Company Convertible Instruments, other than, for the avoidance of doubt, with respect to the Company Shares into which such Company Convertible Instruments have been converted and then as expressly provided herein.

(b) Immediately prior to the Stock Split, the Company Preferred Shares shall be automatically converted into Company Common Shares in accordance with the terms of the Governing Documents of the Company.

(c) Prior to the Closing, the Company shall take, or cause to be taken, all necessary or appropriate actions under the Company Equity Plan, under the underlying grant, award or similar agreement, and if required, by the by the holders of Company Convertible Instruments, and otherwise to give effect to the provisions of this Section 2.4, and shall provide JATT with evidence reasonably satisfactory to JATT of the foregoing.

(d) Immediately prior to the Effective Time, each option to purchase Company Shares (each, a “Company Option”) that is outstanding and unexercised, whether then vested or unvested, shall be converted into an option to purchase a number PubCo Shares (rounded down to the nearest whole share) (such option, an “Exchanged Option”) equal to (i) the number of Company Shares subject to such Company Option as of immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Company Option immediately prior to the Effective Time, divided by (B) the Exchange Ratio; provided, however, that the exercise price and the number of PubCo Shares purchasable pursuant to each Exchanged Option shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Exchanged Option to which Section 422 of the Code applies, the exercise price and the number of PubCo Shares purchasable pursuant to such Exchanged Option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code (including that share amounts will be rounded down to the nearest whole share and exercise prices will be rounded up to the nearest whole cent). Except as specifically provided above, following the Effective Time, each Exchanged Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding Company Option immediately prior to the Effective Time.

(e) Immediately prior to the Effective Time, the Company shall effect a stock split pursuant to which each Company Share that is issued and outstanding immediately prior to the Effective Time shall be split into a number of PubCo Shares determined by multiplying each such Company Share by the Exchange Ratio (the “Stock Split”), without interest.

(f) For purposes of calculating the aggregate number of PubCo Shares to be issued to each Company Stockholder pursuant to the Stock Split and the aggregate number of Exchanged Options to be granted to each holder of Company Options pursuant to the terms of this Section 2.4, all Company Shares held by such holder or underlying such Company Options shall be aggregated, and the Exchange Ratio shall be applied to that aggregate number of shares held by such holder, and not on a share-by-share basis, and the number of PubCo Shares and Exchanged Options to be issued shall be rounded down to the nearest whole share.

Section 2.5 Deliverables.

(a) As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten (10) Business Days prior to the Closing Date, the Company shall appoint an exchange agent reasonably acceptable to JATT (the “Exchange Agent”) (it being understood and agreed that Continental (or any of its Affiliates) shall be deemed to be acceptable to JATT) and enter into an exchange agent agreement (the “Exchange Agent Agreement”) with the Exchange Agent for the purpose of exchanging Certificates, if any, representing the JATT Shares and each JATT Share held in book-entry form on the stock transfer books of JATT immediately prior to the Effective Time, which shall be converted into the right to receive PubCo Shares issuable in respect of such JATT Shares pursuant to Section 2.1(g) and on the terms and subject to the other conditions set forth in this Agreement. Notwithstanding the foregoing or anything to the contrary herein, in the event that Continental is unable or unwilling to serve as the Exchange Agent, then JATT and the Company shall, as promptly as reasonably practicable thereafter, but in no event later than the Closing Date, mutually agree upon an exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), the Company shall appoint and enter into an exchange agent agreement with such exchange agent, who shall for all purposes under this Agreement constitute the Exchange Agent and each of JATT and the Company shall mutually agree to any changes to the Exchange Agent Agreement in order to satisfy any requirements of such exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed). JATT shall reasonably cooperate with the Company and the Exchange Agent in connection with the appointment of the Exchange Agent, the entry into the Exchange Agent Agreement and the covenants and agreements set forth in this Section 2.5 (including the provision of any information, or the entry into any agreements or documentation, necessary or advisable in connection with any of the foregoing or otherwise required by the Exchange Agent Agreement for the Exchange Agent to fulfill its duties as the Exchange Agent in connection with the transactions contemplated hereby).

(b) At the Effective Time, PubCo shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the JATT Shareholders and for exchange in accordance with this Section 2.5 through the Exchange Agent, evidence of PubCo Shares in book-entry form representing the PubCo Shares issuable pursuant to Section 2.1(g), in exchange for the JATT Shares outstanding immediately prior to the Effective Time. All shares in book-entry form representing the portion of the PubCo Shares issuable pursuant to Section 2.1(g) deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”.

(c) Each JATT Shareholder holding a Certificate whose JATT Shares have been converted into the right to receive a number of the PubCo Shares pursuant to Section 2.1(g) shall be entitled to receive the number of PubCo Shares to which he, she or it is entitled upon the surrender to the Exchange Agent of such Certificate (or affidavit of loss in lieu thereof). Each JATT Shareholder holding JATT Shares in book-entry form whose JATT Shares have been converted into the right to receive a number of PubCo Shares pursuant to Section 2.1(g) shall automatically be entitled to receive the number of PubCo Shares to which he, she or it is entitled.

(d) On the Closing Date, PubCo shall cause the applicable number of PubCo Shares to be issued to the applicable JATT Shareholders in book-entry form; provided, however, that in the case of any JATT Shares represented by a Certificate, the Exchange Agent shall not issue such consideration until the surrender of such Certificate (or affidavit of loss in lieu thereof) in accordance with Section 2.5(a).

(e) If any PubCo Share is to be issued to a Person other than the JATT Shareholder in whose name the surrendered Certificate or the transferred JATT Share in book-entry form is registered, it shall be a condition to the issuance of the PubCo Shares issuable pursuant to Section 2.1(g), that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such JATT Share in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or JATT Share in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer taxes have been paid or are not payable.

(f) No interest will be paid or accrued on any PubCo Shares issuable in exchange for JATT Shares. From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.5, each JATT Share (other than, for the avoidance of doubt, the JATT Shares cancelled and extinguished pursuant to Section 2.1(h)) shall solely represent the right to receive the corresponding PubCo Shares issuable with respect thereto pursuant to Section 2.1(g).

(g) At the Effective Time, the stock transfer books of JATT shall be closed and there shall be no transfers of JATT Shares that were outstanding immediately prior to the Effective Time.

(h) Any portion of the Exchange Fund that remains unclaimed by a JATT Shareholder twelve (12) months following the Closing Date shall be delivered to PubCo or as otherwise instructed by PubCo, and any JATT Shareholder who has not exchanged his, her or its JATT Shares, as the case may be, for the applicable portion of the PubCo Shares issuable pursuant to Section 2.1(g), in accordance with this Section 2.5, prior to that time, shall thereafter look only to PubCo for the issuance of the applicable portion of the PubCo Shares issuable pursuant to Section 2.1(g), without any interest thereon. None of the Surviving Company, PubCo, or any of their respective Affiliates, shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any portion of the PubCo Shares issuable pursuant to Section 2.1(g) remaining unclaimed by the JATT Shareholder immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of PubCo free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.6 Withholding. JATT, the Company, the Surviving Company and the Exchange Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. In the case of any such withholding payable in PubCo Shares, PubCo or the Exchange Agent, as applicable, shall be permitted to sell such portion of the PubCo Shares otherwise issuable to such Person as is necessary to generate cash to satisfy such withholding obligations. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to Section 8.8, except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to JATT, in each case, as of the date of this Agreement as follows:

Section 3.1 Organization; Authority; Enforceability. The Company is (a) a corporation duly incorporated, validly existing, and in good standing, under the Laws of the State of Delaware, (b) qualified to do business and is in good standing (or the equivalent), if applicable, in the jurisdictions in which the conduct of its business or locations of its assets and/or its leasing, ownership, or operation of properties makes such qualification necessary, except where the failure to be so qualified to be in good standing (or the equivalent) would not reasonably be expected to be material to the Company and (c) the Company has the requisite power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted. The Company has the corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, and the Company has taken all corporate action necessary in order to execute, deliver and perform its respective obligations hereunder and to consummate the transactions contemplated hereby and thereby. The Company has duly approved this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement by the Company and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, winding-up, reorganization or other Laws affecting creditors’ rights generally, by general equitable principles and mandatory applicable Laws. Correct and complete copies of the Governing Documents of the Company, as in effect on the date hereof, have been made available to JATT. The Company does not have, and has never had, any Subsidiaries.

Section 3.2 No Dissolution; Bankruptcy or Insolvency. No measures have been taken or threatened for the dissolution and liquidation or declaration of bankruptcy of the Company and no events have occurred which would justify any such measures to be taken, in particular (a) no order has been made, petition presented, resolution passed or meeting convened for the winding up, dissolution or liquidation of the Company and there are no proceedings under applicable insolvency, bankruptcy, composition, moratorium, reorganization, or similar laws and no events have occurred which would require the initiation of any such proceedings, nor are any such proceedings threatened; and (b) no receiver, liquidator, administrator, commissioner or similar official has been appointed in respect of any of the Company and no step has been taken for or with a view to the appointment of such a person. The Company is neither over-indebted, nor insolvent nor unable to pay their debts as they fall due pursuant to the respective applicable Law.

Section 3.3 Corporate Books and Registers. The corporate books, registers, accounts, ledgers, records and supporting documents of the Company are up to date and contain complete and accurate records in all material respects of all matters since the Lookback Date, which were required to be dealt with in such documents pursuant to the relevant applicable Law.

Section 3.4 Noncontravention. Except for the filings pursuant to this Agreement, the consummation by the Company of the transactions contemplated by this Agreement and the Ancillary Documents do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon any of the such Party’s assets, (f) require any approval from, or (g) require any filing with, (i) any Material Contract, (ii) any Governing Document of the Company or (iii) any Law or Order to which the Company is bound or subject, with respect to clauses (d) through (g), which would reasonably be expected to be material to the Company. The Company is not in material violation of any of its Governing Documents.

Section 3.5 Capitalization.

(a) Section 3.5(a) of the Company Disclosure Schedules sets forth with respect to the Company as of the date hereof, the Equity Securities issued by the Company (including the number and class (as applicable) of vested and unvested Equity Securities) and the record and beneficial ownership (including the percentage interests held thereby) thereof. The Equity Securities set forth on Section 3.5(a) of the Company Disclosure Schedules comprise all of the share capital and other Equity Securities of the Company that are issued and outstanding as of the date hereof and the holders of the Equity Securities are the registered and sole legal and beneficial owners of the Equity Securities free from any Liens.

(b) Except as set forth on Section 3.5(b) of the Company Disclosure Schedules, or set forth in this Agreement and if applicable, as further detailed in the Ancillary Documents or the Governing Documents of the Company:

(i) there are no outstanding options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights or other similar rights to which the Company is a party or which are binding upon the Company providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Securities;

(ii) the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities;

(iii) the Company is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Securities;

(iv) there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of Equity Securities of any the Company to which the Company is a party;

(v) the Company has not violated in any material respect any applicable securities Laws or any preemptive or similar rights created by Law, Governing Document or Contract to which such company is a party in connection with the offer, sale or issuance of any of its Equity Securities; and

(vi) other than pursuant to applicable Law, there are no contractual restrictions which prevent the payment of dividends or distributions by the Company.

(c) Except as set forth on Section 3.5(c) of the Company Disclosure Schedules, all of the issued and outstanding Equity Securities of the Company have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, call options, rights of first refusal, subscription rights, transfer restrictions or similar rights of any Person or applicable Law.

(d) The Company does not currently own, directly or indirectly, any Equity Securities in any Person, and the Company has not agreed to acquire any Equity Securities of any Person or has any branch, division, establishment or operations outside the jurisdiction in which it is incorporated, formed or organized (as applicable).

Section 3.6 Financial Information; Liabilities.

(a) Attached as Section 3.6(a) of the Company Disclosure Schedules is preliminary, unaudited financial information of the Company as of the date set forth therein (the “Financial Information”). The Financial Information has been prepared in good faith but is preliminary in nature and have not been audited, footnoted or reviewed by independent accountants.

(b) The Company has no material Liabilities as of the date hereof of a type required to be disclosed on a balance sheet prepared in accordance with GAAP, other than (i) Liabilities reflected in the Financial Information; (ii) Liabilities incurred after the date of the Financial Information in the ordinary course of business; or (iii) Liabilities arising under this Agreement, the Ancillary Documents and/or the performance by the Company of its obligations hereunder or thereunder, including the Company Expenses.

(c) The Company has no outstanding indebtedness for borrowed money.

(d) The Company does not maintain any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the SEC.

Section 3.7 No Company Material Adverse Effect. Since the Lookback Date through the date hereof, there has been no Company Material Adverse Effect.

Section 3.8 Absence of Certain Developments. Since the Lookback Date, the Company has conducted its business in all material respects in the ordinary course of business. Since the Lookback Date, other than as set forth in Section 3.8 of the Company Disclosure Schedules the Company has not taken (or has had taken on its behalf) any action that would, if taken after the date hereof, require JATT’s consent under Section 5.1(b) of this Agreement.

Section 3.9 Real Property. The Company does not own or lease, and has never owned or leased, any real property.

Section 3.10 Tax Matters.

(a) The Company has timely filed all income and other material Tax Returns required to be filed by it on or prior to the Closing Date pursuant to applicable Laws (taking into account any validly obtained extension of time within which to file). All income and other material Tax Returns filed by the Company, if any, are correct and complete in all material respects and have been prepared in material compliance with all applicable Laws. All income and other material amounts of Taxes due and payable by the Company for which the applicable statute of limitations remains open have been timely paid (whether or not shown as due and payable on any Tax Return).

(b) The Company has timely and properly withheld or collected and paid to the applicable Taxing Authority all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party and all material sales, use, ad valorem, value added, and similar Taxes and has otherwise complied in all material respects with all applicable Laws relating to such withholding, collection and payment of Taxes.

(c) No written claim has been made by a Taxing Authority in a jurisdiction where the Company does not file a Tax Return, or pay Tax, that the Company is or may be subject to taxation, or required to file a Tax Return in, that jurisdiction, which claim has not been settled or resolved.

(d) The Company is not currently and has not been since the Lookback Date the subject of any Tax Proceeding with respect to any Taxes or Tax Returns of or with respect to the Company, no such Tax Proceeding is pending, and, no such Tax Proceeding has been threatened in writing, in each case, that has not been settled or resolved. The Company has not commenced a voluntary disclosure proceeding in any jurisdiction that has not been resolved or settled. All material deficiencies for Taxes asserted or assessed in writing against the Company have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and no such deficiency has been threatened or proposed in writing against the Company.

(e) There are no outstanding agreements extending or waiving the statute of limitations applicable to any Tax or Tax Return with respect to the Company or extending a period of collection, assessment or deficiency for Taxes, which period (after giving effect to such extension or waiver) has not yet expired, and no written request for any such waiver or extension is currently pending. The Company is not the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed.

(f) The Company will not be required to include any material item of income, or exclude any material item of deduction, for any period (or portion thereof) beginning after the Closing Date (determined with and without regard to the transactions contemplated by this Agreement) as a result of: (i) an installment sale transaction occurring on or before the Closing Date; (ii) a disposition occurring on or before the Closing Date reported as an open transaction; (iii) any prepaid amounts received on or prior to the Closing Date or deferred revenue realized, accrued or received outside the ordinary course of business on or prior to the Closing Date; (iv) a change in method of accounting that occurs or was requested on or prior to the Closing Date (or as a result of an impermissible method used prior to the Closing Date); or (v) an agreement entered into with any Governmental Entity on or prior to the Closing Date; (vi) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law); (vii) the Company or any of its Subsidiaries that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) having “subpart F income” (within the meaning of Section 952(a) of the Code) accrued prior to the Closing Date, (viii) “net CFC tested income” of the Company within the meaning of Section 951A of the Code (or any similar provision of state, local or non-U.S. Law) attributable to any taxable period (or portion thereof) on or before the Closing Date, or (ix) election made pursuant to Section 965(h) of the Code.

(g) There is no Lien for Taxes on any of the assets of the Company, other than Permitted Liens.

(h) The Company has no material Liability for Taxes of any other Person as a successor or transferee, by contract, by operation of Law, or otherwise. The Company is not a party to or bound by any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes).

(i) The unpaid Taxes of the Company (i) did not, as of the date of the Financial Information, materially exceed the reserves for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) included in the Financial Information and (ii) do not materially exceed such reserves as adjusted for the passage of time through the Closing Date in accordance with the past practices of the Company in filing its Tax Returns.

(j) The Company has not taken any action nor is aware of any facts or circumstances that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

Section 3.11 Contracts.

(a) Except as set forth on Section 3.11(a) of the Company Disclosure Schedules, the Company is not a party to, or bound by, any (other than any Contracts that are no longer in effect and under which the Company has no continuing or potential material Liability):

(i) collective bargaining agreement;

(ii) leases, subleases, licenses, concessions and other Contracts pursuant to which the Company or its Subsidiaries holds any leased real property.;

(iii) (x) Contract for the employment or engagement of any directors, officers, employees or individual independent contractors providing for an annual base compensation in excess of $350,000 or (y) Contract requiring the payment of any compensation by the Company that is triggered as a result of the consummation of the transactions contemplated by this Agreement;

(iv) Contract under which the Company has created, incurred, assumed or borrowed any money or issued any note, indenture or other evidence of Indebtedness or guaranteed Indebtedness of others, in each case having an outstanding principal amount in excess of $500,000;

(v) written license or royalty Contract licensing-in or granting to the Company right in or immunity under any Intellectual Property, other than Contracts (w) concerning uncustomized, commercially available Software (whether software, software-as-a-service services, platform-as-a-service services, and/or infrastructure-as-a-service services) licensed for less than $100,000 in annual fees; (x) that include a license in of any commercially available Intellectual Property pursuant to stock, boilerplate, or other generally non-negotiable terms, such as, for example, website and mobile application terms and conditions or terms of use, stock photography licenses, and similar Contracts; (y) entered in the ordinary course of business containing only non-exclusive licenses under Intellectual Property where the license is incidental to the primary purpose of the relevant Contract; or (z) whereby Intellectual Property is implicitly licensed;

(vi) written license or royalty Contract licensing out or granting any rights in or immunity under any Company Owned Intellectual Property to any Person, other than Contracts (w) pursuant to which the Company grants non-exclusive licenses that are immaterial to the business of the Company; or (x) whereby Company Owned Intellectual Property is non-exclusively or implicitly licensed or non-exclusively licensed to service providers, subcontractors, or suppliers of the Company solely to the extent necessary for such Person to provide services thereto;

(vii) Contract that the Company reasonably expects will require aggregate future payments to or from the Company in excess of $500,000 in the twelve (12) month period following Closing, other than those Contracts that can be terminated without material penalty by the Company upon ninety (90) days’ notice or less and can be replaced with a similar Contract on materially equivalent terms in the ordinary course of business;

(viii) joint venture, partnership or similar Contract;

(ix) other than this Agreement, Contract for the sale or disposition of any material assets or Equity Securities of the Company (other than those providing for sales or dispositions of (x) assets and inventory in the ordinary course of business, and (y) assets no longer used in the businesses of the Company, in each case, under which there are material outstanding obligations of the Company) (including any sale or disposition agreement that has been executed, but has not closed);

(x) Contract that materially limits or restricts, or purports to limit or restrict, the Company (or after the Closing, JATT or the Company) from engaging or competing in any line of business or material business activity in any jurisdiction;

(xi) Contract that contains a provision providing for the sharing of any revenue or cost-savings with any other Person;

(xii) Contract involving the payment of any earnout or similar contingent payment;

(xiii) Contract involving the settlement, conciliation or similar agreement of any Proceeding or threatened Proceeding (y) involving payments (exclusive of attorney’s fees) in excess of $100,000 in any single instance or in excess of $500,000 in the aggregate, or (z) that by its terms limits or restricts the Company from engaging or competing in any line of business in any jurisdiction;

(xiv) Contract requiring any capital commitment or capital expenditure (or series of capital commitments or expenditures) following the Closing Date by the Company in an amount in excess of $250,000 annually or $1,000,000 over the life of the Contract;

(xv) Contract that relates to the future acquisition of material business, assets or properties by the Company(including the acquisition of any business, stock or material assets of any Person or any real property and whether by merger, sale of stock, sale of assets or otherwise) for a purchase price in excess of $250,000 in any single instance or in excess of $500,000 in the aggregate, except for (x) any agreement related to the transactions contemplated by this Agreement;

(xvi) (y) any non-disclosure, indications or interest, term sheets, letters of intent or similar agreements entered into in connection with such acquisitions, and (z) any agreement for the purchase of inventory or other assets or properties in the ordinary course of business; or

(xvii) Contract pursuant to which any Person (other than the Company) has guaranteed the Liabilities of the Company.

(b) each Contract listed on Section 3.11(a) of the Company Disclosure Schedules (each, a “Material Contract”) is in full force and effect and is valid, binding and enforceable against the Company and against each other party thereto, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. The Company has made available to JATT a copy of each Material Contract. With respect to all Material Contracts, none of the Company or, to the knowledge of the Company, any other party to any such Material Contract is in breach or default thereunder, which breach or default would be or reasonably be expected to be material (or is alleged in writing to be in breach or default thereunder, which breach or default would be or reasonably be expected to be material) and, to the knowledge of the Company, there does not exist under any Material Contract any event or circumstance which, with the giving of notice or the lapse of time (or both), would constitute such a breach or default by the Company thereunder (which breach or default would be or reasonably be expected to be material) or any other party to such Material Contract (which breach or default would be or reasonably be expected to be material). The Company has not received any written claim or notice, or, oral claim or notice, of breach of or default under any such Material Contract (which breach or default would be or reasonably be expected to be material).

(c) Set forth on Section 3.11(c) of the Company Disclosure Schedules is a list of the material suppliers. Since the Lookback Date, no such material supplier has canceled, terminated or, materially and adversely altered its relationship with the Company (in each case would be or reasonably be expected to be material) or threatened in writing to cancel, terminate or materially and adversely alter its relationship with the Company (in each case, would be or reasonably be expected to be material). There have been no disputes between the Company and any material supplier since the Lookback Date which would be or reasonably be expected to be material.

(d) Other than as set forth in their Governing Documents, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise retire any Equity Securities of another Person which is not the Company.

Section 3.12 Intellectual Property.

(a) As of the date of this Agreement, there is not and, to the knowledge of the Company, since the Lookback Date there have not been, any Proceedings pending (or, to the knowledge of the Company, threatened, and, since the Lookback Date, the Company has not received any written charge, complaint, claim, demand, or notice that has not been fully resolved with prejudice) alleging any such infringement, misappropriation or other violation (including any claim that the Company must license or refrain from using any material Intellectual Property rights of any Person) or challenging the ownership, registration, validity or enforceability of any Company Intellectual Property. To the knowledge of the Company, none of the Company, its products or services, nor the conduct of the business does or did infringe, misappropriate, or otherwise violate any Intellectual Property of any Person.

(b) As of the date of this Agreement, (i) to the knowledge of the Company, no Person is, infringing upon, misappropriating or otherwise violating any Company Intellectual Property in a manner that is material to the Company; and (ii) the Company has not sent to any Person any written notice, charge, complaint, claim or other written assertion against such third Person claiming infringement or violation by or misappropriation of any Intellectual Property of the Company.

(c) The Company is the sole and exclusive owner of all right, title, and interest in and to all Company Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens) and the Company owns, or has the valid right to use, all other Intellectual Property and IT Assets that are used in or necessary for the conduct of the business of the Company as currently conducted and as contemplated to be conducted, and none of the foregoing will be materially adversely impacted by (nor will require the payment or grant of additional material amounts or material consideration as a result of) the execution, delivery, or performance of this Agreement or any Ancillary Document, or the consummation of the transactions contemplated hereby or thereby.

(d) All publicly available Software used by the Company in connection with the Company’s business have been used in all material respects in accordance with the terms of its governing license. The Company has not used any publicly available Software in connection with Company Owned Intellectual Property, nor licensed or distributed to any third party any combination of publicly available Software and Company Owned Intellectual Property, in each case, in a manner that (i) requires, or conditions the use or distribution of any Software that is Company Owned Intellectual Property on, the disclosure, licensing or distribution of any source code for any Company Owned Intellectual Property or (ii) otherwise imposes any limitation, restriction or condition on the right or ability of the Company to use, distribute or enforce Company Owned Intellectual Property in any manner.

(e) No current or former director, officer, manager, employee, agent or third-party representative of the Company has any right, title or interest, directly or indirectly, in whole or in part, in any material Intellectual Property owned or used by the Company, in each case except as would not be material to the Company. Except as disclosed in Section 3.12(e) of the Company Disclosure Schedules, the Company has obtained from all Persons (including all current and former founders, officers, directors, shareholders, employees, contractors, consultants and agents) who have contributed to the creation of any Company Owned Intellectual Property a valid and enforceable written present assignment of all rights, title, and interest in and to any such Company Owned Intellectual Property to the Company, or all such rights, title, and interest in and to such Company Owned Intellectual Property have vested in the Company by operation of Law, in each case except where the failure to do so is not material to the Company. To the knowledge of the Company, no Person is in violation of any such written assignment agreements.

(f) The Company has taken commercially reasonable measures to protect and maintain the confidentiality of all Trade Secrets and any other material confidential information (including material proprietary source code) owned by the Company (and any confidential information owned by any Person to whom any of the Company has a confidentiality obligation). Except as required by Law or as part of any audit or examination by a regulatory authority or self-regulatory authority, no such trade secret or confidential information has been disclosed by the Company to any Person other than to Persons subject to a duty of confidentiality or pursuant to a written agreement restricting the disclosure and use of such trade secrets or any other confidential information by such Person. To the knowledge of the Company, no Person is in violation of any such written confidentiality agreements.

(g) No government funding, nor any facilities of a university, college, other educational institution, or similar institution, or research center, was used by the Company in the development of any Intellectual Property owned by the Company nor does any such Person have any rights, title, or interest in or to any Company Owned Intellectual Property. The Company is not member of or party to any patent pool, industry standards body, trade association, or other organization pursuant to which the Company is obligated to grant any license, rights, or immunity in or to any Company Owned Intellectual Property to any Person.

(h) The Company IT Systems are sufficient in all material respects for the current business operations of the Company. The Company has in place commercially reasonable disaster recovery and security plans and procedures and have implemented commercially reasonable security regarding the confidentiality, availability, security and integrity of the Company IT Systems owned by the Company and all confidential or sensitive data and information stored thereon, such as Personal Information, including from unauthorized access and infection by Unauthorized Code. The Company have maintained in the ordinary course of business all required licenses and service contracts, including the purchase of a sufficient number of license seats, for all Software material to the operations of the Company as currently conducted.

(i) Each item of Intellectual Property owned or used by the Company immediately prior to the Closing will be owned or available for use by the Company immediately subsequent to the Closing on identical terms and conditions as owned or used by the Company immediately prior to the Closing.

Section 3.13 Data Security; Data Privacy.

(a) The Company has not experienced any material Security Breaches or material security incidents or a material failure of the Company IT Systems since the Lookback Date, and the Company has not received any uncured written notices, claims or complaints from any Person regarding such a material Security Breach or material security incident or material failure of the Company IT Systems since the Lookback Date. Since the Lookback Date, the Company has not received any uncured written complaint, claim, demand, inquiry or other notice, including notice of investigation, from any Person (including any Governmental Entity or self- regulatory authority or entity) regarding any of the Company’s Processing of Personal Information or compliance with applicable Privacy Laws.

(b) Except as would not be or reasonably be expected to be material, to the Company’s knowledge, the Company is, and since the Lookback Date has been, in compliance with all applicable Privacy Laws. To the Company’s knowledge, the Company has a valid and legal right (whether contractually, by Law or otherwise) to access or use all Personal Information that is processed by or on behalf of the Company in connection with the use and/or operation of its products and business, in the manner such Personal Information is accessed and used by the Company except where the failure to have such right would not be material to the Company. The execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any applicable privacy and security requirements or result in or give rise to any right of termination or other right to impair or limit the Company’s right to own or process any Personal Information used in or necessary for the conduct of the business of the Company, except where such termination, impairment or limitation would not be material to the Company.

Section 3.14 Information Supplied. The information supplied in writing by the Company expressly for inclusion in the Registration Statement / Proxy Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time the Registration Statement / Proxy Statement is declared effective, (b) the time the Registration Statement / Proxy Statement(or any amendment thereof or supplement thereto) is first mailed to JATT Shareholders, or (c) the time of JATT Shareholder Meeting (in each case, subject to the qualifications and limitations set forth in the materials provided by the Company or that are included in such filings and/or mailings), except that no warranty, representation or covenant is made by the Company with respect to (i) statements made or incorporated by reference therein based on information supplied by JATT or its Affiliates for inclusion therein or (ii) any projections or forecasts, including any forward looking statements, or information derived from third party sources which the Company believes to be accurate, included in such materials.

Section 3.15 Litigation. There are no Proceedings (or to the knowledge of the Company, investigations by a Governmental Entity) pending or threatened in writing against the Company or any director or officer of the Company (in their capacity as such), and since the Lookback Date the Company has not been subject to or bound by any material outstanding Orders. There are no Proceedings pending or threatened by the Company against any other Person. There are no ongoing internal investigations by the Company with respect to any current employee of the Company.

Section 3.16 Brokerage. The Company has no Liability in connection with this Agreement or the Ancillary Documents, or the transactions contemplated hereby or thereby, that would result in the obligation of the Company or JATT to pay any finder’s fee, brokerage or agent’s commissions or other like payments.

Section 3.17 Labor Matters.

(a) Section 3.17(a) of the Company Disclosure Schedules sets forth a complete list of all employees of the Company as of the date hereof and title and/or job description, job location and base compensation and any bonuses paid with respect to the last fiscal year, or if the Company is less than one year since incorporation with respect to the current fiscal year, whereby bonuses shall be the target bonuses agreed upon but not yet paid between Company and employee and any bonuses already paid. As of the date hereof, all employees of the Company are legally permitted to be employed by the Company in the jurisdiction in which such employees are employed in their current job capacities and the necessary working permits are in place.

(b) All employment agreements between the Company and their employees are in writing and contain only customary terms and conditions. The Company do not retain, and have not retained in the past, any consultants or freelancers that could be requalified as employees under applicable Laws.

(c) As at the date of this Agreement, no material salary increases have been resolved but not yet implemented by the Company. Any claims of current or former employees of the Company, including any claims for compensation, bonus, overtime and holidays, are fully provided for in the Financial Information as per the respective accounts date. Since such accounts date, overtime claims and outstanding holiday entitlements accrued only in the ordinary course of business.

(d) The Company is a party to or negotiating any collective bargaining agreement with respect to its employees. There are no strikes, work stoppages, slowdowns or other material labor disputes pending or, to the knowledge of the Company, threatened against the Company, and no such strikes, work stoppages, slowdowns or other material disputes have occurred since the Lookback Date. Since the Lookback Date, (i) no labor union or other labor organization, or group of employees of the Company, has made a written demand for recognition or certification with respect to any employees, and there are no representation or certification proceedings presently pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any similar labor relations tribunal or authority, and (ii) there has been no actual or, to the knowledge of the Company, threatened, material unfair labor practice charges against the Company.

(e) The Company, is, and since the Lookback Date has been, in compliance, in all material respects, with all applicable Laws relating to the employment of labor, including (where applicable) provisions thereof relating to wages and hours, classification, equal opportunity, employment harassment, discrimination or retaliation, disability rights, workers’ compensation, affirmative action, collective bargaining, workplace health and safety, immigration, whistleblowing and layoffs, employee trainings and notices, labor relations, employee leave issues, unemployment insurance, and the payment of social security and other Taxes. Since the Lookback Date, the Company has not implemented any mass layoff of their employees.

(f) Except as set forth on Section 3.17(f) of the Company Disclosure Schedules, the Company do not have in existence any share or other incentive scheme, whether settled in cash or in (phantom) securities of any kind and the Company have no obligation to pay any bonus or similar payments to any present or former employee or consultant. The Company has no obligation to make any severance, change-of-control or transaction bonus payment, or any payment of compensation for loss of office, employment or redundancy to any present or former employee, consultant or director as a consequence of the transactions contemplated by this Agreement.

(g) Except as would not reasonably be expected to result in material Liabilities to the Company, since the Lookback Date, (i) the Company has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments that have become due and payable to employees; (ii) the Company has not been liable for any arrears of wages, compensation or related Taxes, penalties or other sums with respect to its employees; (iii) the Company has paid in full to all employees and individual independent contractors all wages, salaries, commissions, bonuses and other compensation due and payable to or on behalf of such employees and such individual independent contractors; and (iv) each individual who since the Lookback Date has provided or is providing services to the Company, and has been classified as (y) an independent contractor, consultant, leased employee, or other non-employee service provider, or (z) an exempt employee, has been properly classified as such under all applicable Laws relating to wage and hour and Tax.

(h) To the knowledge of the Company, no employee or individual independent contractor of the Company is, with respect to his or her service, in breach of the terms of any employment agreement, nondisclosure agreement, noncompetition agreement, non-solicitation agreement, restrictive covenant or similar obligation (i) owed to the Company; or (ii) owed to any third party. No senior executive has provided, to the knowledge of the Company, oral or written notice, and no key employee has provided written notice of any present intention to terminate his or her relationship with the Company within the first twelve (12) months following the Closing.

(i) Since the Lookback Date, the Company has used reasonable best efforts to investigate all sexual harassment, or other discrimination, or retaliation allegations which have been reported to the appropriate individuals responsible for reviewing such allegations in accordance with the policies and procedures established by the Company. With respect to each such allegation with potential merit, the Company has taken such corrective action that is reasonably calculated to prevent further improper conduct. The Company does not reasonably expect any material Liabilities with respect to any such allegations.

Section 3.18 Employee Benefit Plans.

(a) Section 3.18(a) of the Company Disclosure Schedules sets forth a list of each material Employee Benefit Plan. The Company has made available to JATT correct and complete copies of the constituting documents of the Employee Benefit Plans. The Employee Benefit Plans comply in all material respects with applicable Laws. There are no other pension plans, benefit plans or similar health or welfare commitments of the Company. All premiums, benefits, contributions due to be paid to, and all other liabilities relating to, the Employee Benefit Plans or social security have been paid when due or have been adequately provisioned for in the Financial Information. All Employee Benefit Plans that are required to be funded and/or book reserved under applicable Laws or pursuant to the Employee Benefit Plans are funded and/or book reserved based upon reasonable actuarial assumptions.

(b) None of the Employee Benefit Plans is or was, nor does the Company have or reasonably expect to have any liability or obligation (whether contingent or otherwise) under or with respect to, (i) a Multiemployer Plan, (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Title IV of ERISA, (iii) a multiple employer plan subject to Section 413(c) of the Code, or (iv) a multiple employer welfare arrangement under ERISA.

(c) Except as set forth on Section 3.18(c) of the Company Disclosure Schedules and other than as set forth in this Agreement, the consummation of the transactions contemplated by this Agreement, alone or together with any other event will not (i) result in any material payment or benefit becoming due or payable, to any current or former officer, employee, director or individual independent contractor under a Employee Benefit Plan or otherwise, (ii) materially increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former officer, employee, director or individual independent contractor under a Employee Benefit Plan or otherwise, (iii) result in (either alone or in conjunction with any other event including any termination of employment), or cause the acceleration of the time of payment, vesting or funding, delivery of, forfeiture, or increase the amount or value, of any such payment, benefit or compensation under a Employee Benefit Plan or otherwise to any employees of the Company or director of the Company, (iv) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any current or former officer, employee, director or individual independent contractor, or (v) result in the payment of any amount that could, individually, or in combination with any other payment, constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code or any comparable Law).

(d) No Person has any right against the Company to be grossed up for, reimbursed or otherwise indemnified for any Tax or interest imposed under Section 409A, Section 457A, or Section 4999 of the Code or otherwise. Each Employee Benefit Plan, to the extent subject to Section 409A or Section 457A of the Code complies in form and operation with Section 409A and 457A of the Code in all material respects.

(e) The Company is in material compliance with all relevant social security regulations and have and will have made up to the Closing Date all deductions and payments required to be made and due under such regulations for all social security, employment related insurance premiums and pension plan contributions in respect of its employees.

Section 3.19 Insurance. The Company have in effect policies of insurance (including all policies of property, fire and casualty, liability, workers’ compensation, directors and officers and other forms of insurance as may be applicable to the businesses of the Company) in amounts and scope of coverage as are customary for companies of a similar nature and size operating in the industries in which the Company operates. As of the date of this Agreement: (a) all such insurance policies held by, or for the benefit of, the Company as of the date of this Agreement with respect to policy periods that include the date of this Agreement are in full force and effect, and (b) the Company has not received a written notice of cancellation of any of the said insurance policies or of any material changes that are required in the conduct of the business of the Company as a condition to the continuation of coverage under, or renewal of, any of the insurance policies. The Company is not is in material breach or material default under, nor has it taken any action or failed to take any action which, with notice or the lapse of time, or both, would constitute a material breach or material default under, or permit a material increase in premium, cancellation, material reduction in coverage, material denial or non-renewal with respect to any insurance policy. Since the Lookback Date, there have been no claims by or with respect to the Company under any insurance policy as to which coverage has been denied or disputed in any respect by the underwriters of such insurance policy.

Section 3.20 Compliance with Laws; Permits.

(a) The Company is, and since the Lookback Date have been, in material compliance with all Laws applicable to the conduct of the business of the Company and, since the Lookback Date, no uncured written notices have been received by the Company from any Governmental Entity or any other Person alleging a material violation of any such Laws.

(b) The Company hold all Permits required for the ownership and use of its assets and properties or the conduct of their businesses as currently conducted and are in compliance in all material respects with all terms and conditions of such Permits. All of such Permits are valid and in full force and effect and none of such Permits will be terminated as a result of, or in connection with, the consummation of the transactions contemplated by this Agreement. The Company is not in material default under any such Permit and to the knowledge of the Company, no condition exists that, with the giving of notice or lapse of time or both, would constitute a material default under such Permit, and no Proceeding is pending or, to the knowledge of the Company, threatened, to suspend, revoke, withdraw, modify or limit any such Permit in a manner that has had or would reasonably be expected to have a material and adverse effect on the ability of the Company to use such Permit or conduct its business.

Section 3.21 Title to and Sufficiency of Assets. The Company has good title to, or, in the case of leased or subleased assets, a valid and binding leasehold interest in, or, in the case of licensed assets, a valid license in, all of its tangible assets, properties and rights free and clear of all Liens other than Permitted Liens. All such assets that are material to the operation of the business of the Company are in reasonably good condition and in a state of reasonably good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used. All such tangible assets comprise all the material assets used or held by the Company for the carrying on of the business of the Company as currently conducted and such assets comprise all material assets necessary for the carrying on of the business of the Company as currently conducted.

Section 3.22 Anti-Corruption Law Compliance.

(a) Since the Lookback Date, in connection with or relating to the business of the Company, the Company, and to the knowledge of the Company, no director, officer, manager, employee, agent or third-party representative of the Company(in their capacities as such) (i) has made, authorized, solicited or received any unlawful bribe, rebate, payoff, influence payment or kickback, (ii) has used or is using any corporate funds for any contributions, gifts, entertainment, hospitality, travel, in each case, to the extent illegal, or (iii) has, directly or indirectly, knowingly made, offered, authorized, facilitated, received or promised to make or receive, any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to or from any officer of a Governmental Entity or other Person in violation of applicable Anti-Corruption Laws. There are no pending legal, regulatory, or administrative Proceedings, filings, Orders, or, to the knowledge of the Company, governmental investigations, alleging (i) any such unlawful payments, contributions, gifts, entertainment, bribes, rebates, kickbacks, financial or other advantages, (ii) any other violation of any Anti-Corruption Law.

(b) The transactions of the Company are accurately reflected on their respective books and records in compliance in all material respects with applicable Anti-Corruption Laws.

Section 3.23 Anti-Money Laundering Compliance.

(a) The Company maintains and implements (or will cause to be maintained and implemented prior to Closing) procedures designed to reasonably prevent money laundering and otherwise ensure compliance with all applicable Laws. There are no matters of material non-compliance with any Law that any Governmental Entity has required the Company to correct since the Lookback Date.

(b) Neither the Company nor, to the knowledge of the Company, any of its directors, officers, managers, employees, agents or third-party representatives (in their capacities as such) has knowingly engaged in a transaction that involves their receipt, payment or any other transfer of the proceeds of crime in violation of any applicable Laws.

(c) There are no legal, regulatory, or administrative Proceedings, filings, Orders, or, to the knowledge of the Company, governmental investigations, alleging any violations of any applicable Laws by the Company or any of their respective directors, officers, managers, or employees.

Section 3.24 Affiliate Transactions.

(a) (x) There are no Contracts (except for the Governing Documents) between the Company, on the one hand, and any Company Non-Party Affiliate on the other hand and (y) no Company Non-Party Affiliate (i) owes any amount to the Company, (ii) owns any material assets, tangible or intangible, necessary for the conduct of the business of the Company as it has been operated since the Lookback Date or (iii) owns any interest in, or is a director, officer, or owner of, or lender to or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier, or landlord of the Company.

(b) Since the Lookback Date through the date hereof, none of following transactions have taken place unless consented by JATT or in the ordinary course of business:

(i) the declaration, making or payment of any dividend, other distribution or return of capital (whether in cash or in kind) by the Company to any Company Stockholder;

(ii) any payment by the Company to any Company Non-Party Affiliate in connection with any redemption, purchase or other acquisition of shares in the capital, partnership interests or other securities of the Company;

(iii) any (i) loan made or owed by the Company to any Company Non-Party Affiliate, or (ii) payment made or Liability incurred, assumed or indemnified, whether in cash or kind, by the Company to, or on behalf of, or for the benefit of, any Company Non-Party Affiliate or any payments made to any officer, director, employee or independent contractor of a Company Non-Party Affiliate solely to the extent such payment is made to such officer, director, employee or independent contractor in his, her or its capacity as an officer, director, employee or independent contractor of an Company Non-Party Affiliate, other than compensation, benefits or expense reimbursement (in each case, of the types available to the executives or otherwise on arms’ length terms) paid or provided in the ordinary course of business to individuals who are officers, directors or employees of the Company;

(iv) any Lien made, created or granted over any asset of the Company in favor of any Company Non-Party Affiliate;

(v) any guarantee by the Company of any Liability of any Company Non-Party Affiliate;

(vi) any discharge, forgiveness or waiver by the Company of any Liability owed by any Company Non-Party Affiliate to the Company;

(vii) material increases in the compensation or bonus payable by the Company to any Company Non-Party Affiliate;

(viii) the sale, purchase, transfer, license, sublicense, covenant not to assert, or disposal of any Intellectual Property or material equipment owned by the Company to or in favor of an Company Non-Party Affiliate;

(ix) the sale, purchase, transfer or disposal of any material asset or right of the Company not referenced in clause (viii) above to or in favor of a Company Non-Party Affiliate, other than in the ordinary course of business; and

(x) any commitment or agreement to do any of the foregoing.

Section 3.25 Environmental Matters.

(a) The Company has obtained, hold and are, and have been, in material compliance with all Permits required under Environmental Laws.

(b) No material Proceeding or Order is pending or, to the knowledge of the Company, threatened with respect to the Company’s compliance with or Liability under Environmental Laws, and, to the knowledge of the Company, there are no facts or circumstances that could reasonably be expected to form the basis of such a Proceeding or Order.

Section 3.26 Healthcare Laws.

(a) The Company is, and has been since the Lookback Date, in compliance in all material respects with all applicable Healthcare Laws, and the Company has not received written notification of any pending Proceeding from the FDA or any other regulatory authority, agency or Governmental Entity alleging that any operation or activity of the Company is in violation of any applicable Healthcare Law. There have been no inspections of the Company or any of its contract research organization(s) by the FDA or any other regulatory authority.

(b) All preclinical and clinical (if any) investigations conducted or sponsored by the Company, or in which the Company has participated, intended to be submitted to a regulatory authority to support a regulatory approval, were, and are being conducted in compliance in all material respects with all applicable Healthcare Laws administered or issued by the applicable Governmental Entity.

(c) All material reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any other regulatory authority, agency or Governmental Entity by the Company, have been so filed, maintained or furnished. To the knowledge of the Company, all such reports, documents, claims, permits and notices were materially complete and accurate on the date filed (or were corrected in or supplemented by a subsequent filing). The Company or any officer, employee or agent of the Company, has (i) made an untrue statement of a material fact or any fraudulent statement to the FDA or any other regulatory authority, agency or Governmental Entity, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other regulatory authority, agency or Governmental Entity or (iii) committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a reasonable basis for the FDA or any other regulatory authority, agency or Governmental Entity to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company or any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. §335a(a) or any similar Healthcare Law or authorized by 21 U.S.C.§335a(b) or any similar Healthcare Law.

(d) Neither the Company or any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct for which such person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935 or any Healthcare Law. No Proceedings that would reasonably be expected to result in material debarment or exclusion are pending or threatened in writing against the Company or any of their officers, employees, contractors, suppliers (in their capacities as such), agents or other entities or individuals performing research or work on behalf of the Company. The Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Entity.

(e) The Company has not received any written notice, correspondence or other communication from the FDA or any other regulatory authority, agency or Governmental Entity or from any institutional review board requiring the termination or suspension of ongoing or planned clinical trials (if any) conducted by, or on behalf of, the Company.

(f) No data generated by the Company with respect to its products are the subject of any written regulatory Proceeding, either pending or, to the Company’s knowledge, threatened, by any Governmental Entity relating to the truthfulness or scientific integrity of such data.

(g) Neither the Company or, any director, officer or, to the knowledge of the Company, any agent, employee, Affiliate or other Person acting on behalf of any the Company, has committed an act, made a statement, or failed to take any action or make a statement that, at the time such statement, disclosure, commission was made or failed to be made, in each case, would constitute a material violation of any Healthcare Law.

Section 3.27 No Other Representations. Except for the representations and warranties contained in Article III and in any certificate or agreement delivered pursuant hereto, neither the Company nor any other Person on behalf of the Company or any of its Affiliates has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to JATT and the Company disclaims any such representation or warranty.

Except for the specific representations and warranties contained in this Article III (as modified by the Company Disclosure Schedule) and in any certificate or agreement delivered pursuant hereto, the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to JATT or their respective Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to JATT by any director, officer, employee, agent, consultant, or Representative of the Company or any of its Affiliates), and neither the Company nor any other Person will have or be subject to any liability or obligation to JATT or any other Person resulting from the distribution to JATT or any such party’s use of, or reliance upon any such information.

Section 3.28 Inspections; JATT’s Representations. The Company has undertaken such investigation and have been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. The Company agrees to engage in the transactions contemplated by this Agreement based upon its own inspection and examination of JATT and on the accuracy of the representations and warranties set forth in Article IV by JATT pursuant to this Agreement and hereby disclaims reliance upon any express or implied representations or warranties of any nature made by JATT or its Affiliates or representatives, except for those set forth in Article IV by JATT pursuant to this Agreement. The Company specifically acknowledges and agree to JATT’s disclaimer of any representations or warranties other than those set forth in Article IV by JATT pursuant to this Agreement, whether made by either JATT or any of its Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Company, its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Company, its Affiliates or representatives by JATT or any of its Affiliates or representatives), other than those set forth in Article IV by JATT pursuant to this Agreement. The Company specifically acknowledges and agrees that, without limiting the generality of this Section 3.28, neither JATT nor any of its Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. The Company specifically acknowledge and agree that except for the representations and warranties set forth in Article IV, JATT has not made any other express or implied representation or warranty with respect to JATT, its assets or Liabilities, the businesses of JATT or the transactions contemplated by this Agreement or the Ancillary Documents.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES RELATING TO JATT

Subject to Section 8.8, except (a) as set forth on the JATT Disclosure Schedules, or (b) as set forth in any JATT SEC Documents (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), JATT hereby represents and warrants to the Company, in each case, as of the date of this Agreement as follows:

Section 4.1 Organization; Authority Enforceability. JATT is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. JATT is qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the character of its properties, or in which the transaction of its business, makes such qualification necessary, except where the failure to be so qualified and in good standing (or equivalent) would not have a JATT Material Adverse Effect. Subject to receipt of the Required JATT Shareholder Approval, JATT has the requisite power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Ancillary Documents to which JATT is a party and the transactions contemplated hereby and thereby have been duly approved and authorized, following receipt by the JATT Fairness Opinion, by all requisite JATT Board action on the part of JATT. No other proceedings on the part of JATT (including any action by JATT Board or JATT Shareholders), except for the receipt of the Required JATT Shareholder Approval, are necessary to approve and authorize the execution, delivery or performance of this Agreement and the Ancillary Documents to which JATT is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Documents to be executed and delivered by JATT at Closing will be, duly executed and delivered by JATT and constitute valid and binding agreement of JATT, enforceable against JATT in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. JATT is not the subject of any bankruptcy, dissolution, liquidation, winding-up, reorganization or similar proceeding.

Section 4.2 Capitalization.

(a) As of the date of this Agreement, the share capital of JATT consists of 7,800,000 JATT Shares. The Equity Securities set forth in this Section 4.2(a) comprise all of the Equity Securities of JATT that are issued and outstanding (without considering the exercise of any JATT Shareholder Redemption Right).

(b) Except as set forth (x) in the JATT SEC Documents, (y) on Section 4.2(b) of JATT Disclosure Schedules, or (z) in this Agreement, the Ancillary Documents or the Governing Documents of JATT:

(i) there are no outstanding options, warrants, Contracts, calls, puts, bonds, debentures, notes rights to subscribe, conversion rights or other similar rights to which JATT is a party or which are binding upon JATT providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Securities;

(ii) JATT is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities;

(iii) JATT is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Securities; and

(iv) there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of Equity Securities of JATT.

(c) All of the issued and outstanding Equity Securities of JATT, have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, call options, rights of first refusal or similar rights of any Person or applicable Law.

(d) JATT does not own, directly or indirectly, any Equity Securities, participation or voting right or other investment (whether debt, equity or otherwise) in any Person (including any Contract in the nature of a voting trust or similar agreement or understanding) or any other equity equivalents in or issued by any other Person.

Section 4.3 Brokerage. Except as set forth on Section 4.3 of JATT Disclosure Schedules, JATT has not incurred any Liability in connection with this Agreement or the Ancillary Documents, or the transactions contemplated hereby or thereby, that would result in the obligation of the Company or JATT to pay a finder’s fee, brokerage or agent’s commissions or other like payments.

Section 4.4 Trust Account. As of the date hereof, JATT has at least $60,000,000 dollars in the Trust Account, with such funds invested in United States government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of JATT, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect by JATT or the Trustee, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated by JATT. JATT is not party to or bound by any side letters with respect to the Trust Agreement or (except for the Trust Agreement) any Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (a) cause the description of the Trust Agreement in JATT SEC Documents to be inaccurate in any material respect or (b) explicitly by their terms, entitle any Person (other than (i) JATT Shareholders who shall have exercised their JATT Shareholder Redemption Rights, (ii) the underwriters of JATT’s initial public offering, who are entitled to the deferred underwriting discount (as such term is defined in the JATT SEC Documents) and (iii) JATT with respect to income earned on the proceeds in the Trust Account to cover any of its Tax obligations and up to $100,000 of interest on such proceeds to pay dissolution expenses) to any portion of the proceeds in the Trust Account. There are no Proceedings (or to the knowledge of JATT, investigations) pending or, to the knowledge of JATT, threatened with respect to the Trust Account.

Section 4.5 JATT SEC Documents; Controls.

(a) JATT has timely filed or furnished all material forms, reports, schedules, statements and other documents required to be filed by it with the SEC since the consummation of the initial public offering of JATT’s securities to the date hereof, together with any material amendments, restatements or supplements thereto, and all such forms, reports, schedules, statements and other documents required to be filed or furnished under the Securities Act or the Securities Exchange Act (excluding Section 16 under the Securities Exchange Act) (all such forms, reports, schedules, statements and other documents filed with the SEC, the “JATT SEC Documents”) and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional JATT SEC Documents”). As of their respective dates, each of the JATT SEC Documents and each of the Additional JATT SEC Documents, as amended (including all financial statements included therein, exhibits and schedules thereto and documents incorporated by reference therein), complied, or will comply, as applicable, in all material respects with the applicable requirements of the Securities Act, or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such JATT SEC Documents. None of JATT SEC Documents contained, when filed or, if amended prior to the date hereof, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any JATT SEC Filing. To the knowledge of JATT, as of the date hereof, (i) none of JATT SEC Documents are the subject of ongoing SEC review and (ii) neither the SEC nor any other Governmental Entity is conducting any investigation or review of any JATT SEC Document.

(b) The financial statements of JATT contained or incorporated by reference in JATT SEC Documents and each of the Additional JATT SEC Documents, including all notes and schedules thereto, complied, or will comply, as applicable, in all material respects, when filed or if amended prior the date hereof, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and Regulation S-X or Regulation S-K, as applicable, and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial condition and the results of operations, changes in shareholders’ equity and cash flows of JATT as at the respective dates of, and for the periods referred to, in such financial statements. JATT has no off-balance sheet arrangements that are not disclosed in JATT SEC Documents. No financial statements other than those of JATT are required by GAAP to be included in the consolidated financial statements of JATT.

(c) No notice of any SEC review or investigation of JATT or JATT SEC Documents has been received by JATT. Since the consummation of its initial public offering, all comment letters received by JATT from the SEC or the staff thereof and all responses to such comment letters filed by or on behalf of JATT are publicly available on the SEC’s EDGAR website.

(d) Since the consummation of the initial public offering of JATT’s securities, JATT has filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Securities Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any JATT SEC Document. Each such certification is true and correct. JATT maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Securities Exchange Act designed to ensure that material information relating to JATT is made known to JATT’s principal executive officer and principal financial officer by others within JATT. As used in this Section 4.5(d), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(e) JATT has established and maintained a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f), as applicable, of the Securities Exchange Act, that is sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

Section 4.6 Information Supplied; Proxy/Registration Statement. None of the information supplied or to be supplied by JATT for inclusion in the Registration Statement / Proxy Statement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time Registration Statement / Proxy Statement is declared effective, (b) the time the Registration Statement / Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to JATT Shareholders, or (c) the time of JATT Shareholder Meeting (subject to the qualifications and limitations set forth in the materials provided by JATT or that are included in such filings and/or mailings), except that no warranty, representation or covenant is made by JATT with respect to (i) statements made or incorporated by reference therein based on information supplied by the Company or its Affiliates for inclusion therein or (ii) any projections or forecasts including any forward looking statements, or information derived from third party sources which JATT believes to be accurate, included in such materials.

Section 4.7 Litigation. As of the date of this Agreement, there are no material Proceedings (or to the knowledge of JATT, investigations by any Governmental Entity) pending or, to the knowledge of JATT, threatened against JATT or, to the knowledge of JATT, any director, officer or employee of JATT (in their capacity as such) and since JATT’s date of incorporation there have not been any such Proceedings and JATT is not subject to or bound by any material outstanding Orders. There are no material Proceedings pending or threatened by JATT against any other Person.

Section 4.8 Listing. The issued and outstanding JATT Shares are registered pursuant to Section 12(b) of the Securities Exchange Act and are listed for trading on Nasdaq. There is no Proceeding or investigation pending or, to the knowledge of JATT, threatened against JATT by Nasdaq or the SEC with respect to any intention by such entity to deregister JATT Shares or prohibit or terminate the listing of JATT Shares on Nasdaq. JATT has taken no action that is designed to terminate the registration of JATT Shares under the Securities Exchange Act. JATT has not received any written or, to the knowledge of JATT, oral deficiency notice from Nasdaq relating to the continued listing requirements of JATT Shares.

Section 4.9 Investment Company. JATT is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

Section 4.10 Noncontravention. Except for the filings pursuant to this Agreement, the consummation by JATT of the transactions contemplated by this Agreement and the Ancillary Documents do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon its Equity Securities under, (f) require any approval under, from or pursuant to, or (g) require any filing with, (i) any Contract or lease to which JATT is a party, (ii) any Governing Document of JATT, or (iii) any Law or Order to which JATT is bound or subject, with respect to clauses (i) and (iii) that are or would reasonably be expected to be material to JATT. JATT is not in material violation of any of its Governing Documents.

Section 4.11 Business Activities.

(a) Since its incorporation, JATT has not conducted any material business activities other than activities directed toward the accomplishment of a business combination. Except as set forth in Governing Documents of JATT, there is no Contract, commitment, or Order binding upon JATT or to which JATT is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of JATT or any acquisition of property by JATT or the conduct of business by JATT after the Closing, other than such effects, individually or in the aggregate, which are not, and would not reasonably be expected to be, material to JATT.

(b) Except for this Agreement and the transactions contemplated by this Agreement, JATT has no interests, rights, obligations or Liabilities with respect to, and JATT is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a business combination.

Section 4.12 JATT Material Contracts. Each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which JATT is a party is an exhibit to the JATT SEC Documents.

Section 4.13 Undisclosed Liabilities. There is no liability, debt or obligation (absolute, accrued, contingent or otherwise) of JATT of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts and obligations: (a) provided for in, or otherwise reflected or reserved for on, the JATT Financial Statements or disclosed in the notes thereto; (b) that have arisen since the date of the most recent balance sheet included in the JATT Financial Statements in the ordinary course of the operation of business of JATT; (c) incurred in connection with the Merger; or (d) which would not, individually or in the aggregate, reasonably be expected to have an JATT Material Adverse Effect.

Section 4.14 Employees; Benefit Plans. Other than as described in the JATT SEC Documents, JATT has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by JATT’s officers and directors in connection with activities on JATT’s behalf in an aggregate amount not in excess of the amount of cash held by JATT outside of the Trust Account, JATT has no unsatisfied material liability with respect to any employee or individual independent contractor. Other than as described in the JATT SEC Documents, JATT does not maintain, sponsor, contribute to, participate in or have any liability (actual or contingent) with respect to any plan, program, agreement or arrangement providing compensation or benefits to officers or employees. Neither the execution and delivery of this Agreement or the other Ancillary Documents to which it is a party nor the consummation of the Merger: (a) will result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, individual independent contractor or employee of JATT; or (b) result in the acceleration of the time of payment or vesting of any such payment or benefits.

Section 4.15 Tax Matters.

(a) JATT has timely filed all income and other material Tax Returns required to be filed by it on or prior to the Closing Date pursuant to applicable Laws (taking into account any validly obtained extension of time within which to file). All income and other material Tax Returns filed by JATT, if any, are correct and complete in all material respects and have been prepared in material compliance with all applicable Laws. All income and other material amounts of Taxes due and payable by JATT for which the applicable statute of limitations remains open have been timely paid (whether or not shown as due and payable on any Tax Return).

(b) JATT has timely and properly withheld or collected and paid to the applicable Taxing Authority all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party and all material sales, use, ad valorem, value added, and similar Taxes and has otherwise complied in all material respects with all applicable Laws relating to such withholding, collection and payment of Taxes.

(c) No written claim has been made by a Taxing Authority in a jurisdiction where JATT does not file a Tax Return, or pay Tax, that JATT is or may be subject to taxation by, or required to file a Tax Return in, that jurisdiction, which claim has not been settled or resolved. The income Tax Returns of JATT made available to the Company, if any, reflect all of the jurisdictions in which JATT is required to remit material income Tax.

(d) JATT is not and has not been the subject of any Tax Proceeding with respect to any Taxes or Tax Returns of or with respect to JATT, no such Tax Proceeding is pending, and, no such Tax Proceeding has been threatened in writing, in each case, that has not been settled or resolved. JATT has not commenced a voluntary disclosure proceeding in any jurisdiction that has not been resolved or settled. All material deficiencies for Taxes asserted or assessed in writing against JATT have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and no such deficiency has been threatened or proposed in writing against JATT.

(e) There are no outstanding agreements extending or waiving the statute of limitations applicable to any Tax or Tax Return with respect to JATT or extending a period of collection, assessment or deficiency for Taxes, which period (after giving effect to such extension or waiver) has not yet expired, and no written request for any such waiver or extension is currently pending. JATT is not the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed. No private letter ruling, administrative relief, technical advice, or other similar ruling or request has been granted or issued by, or is pending with, any Governmental Entity that relates to any Taxes or Tax Returns of JATT.

(f) JATT will not be required to include any material item of income, or exclude any material item of deduction, for any period (or portion thereof) beginning after the Closing Date (determined with and without regard to the transactions contemplated by this Agreement) as a result of: (i) an installment sale transaction occurring on or before the Closing Date; (ii) a disposition occurring on or before the Closing Date reported as an open transaction; (iii) any prepaid amounts received on or prior to the Closing Date or deferred revenue realized, accrued or received outside the ordinary course of business on or prior to the Closing Date; (iv) a change in method of accounting that occurs or was requested on or prior to the Closing Date (or as a result of an impermissible method used prior to the Closing Date); or (v) an agreement entered into with any Governmental Entity on or prior to the Closing Date; (vi) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law); (vii) JATT or its Subsidiaries that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) having “subpart F income” (within the meaning of Section 952(a) of the Code) accrued prior to the Closing Date, (viii) “net CFC tested income” of JATT within the meaning of Section 951A of the Code (or any similar provision of state, local or non-U.S. Law) attributable to any taxable period (or portion thereof) on or before the Closing Date, or (ix) election made pursuant to Section 965(h) of the Code.

(g) There is no Lien for Taxes on any of the assets of JATT, other than Permitted Liens.

(h) JATT has not been a member of an affiliated, combined, consolidated or similar Tax group and does not have any material liability for Taxes of any other Person as a result of any successor liability, transferee liability, joint or several liability, by contract, by operation of Law, or otherwise (other than pursuant to this Agreement or any of the Ancillary Documents, if any). JATT is not party to or bound by any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes).

(i) The unpaid Taxes of JATT (i) did not, as of the date of this Agreement, materially exceed the reserves for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and (ii) do not materially exceed such reserves as adjusted for the passage of time through the Closing Date in accordance with the past practices of JATT in filing its Tax Returns.

(j) At all times since its incorporation, JATT has been properly classified as a C corporation within the meaning of Section 1361(a)(2) of the Code for U.S. federal income Tax purposes. JATT has never made the election provided under Section 897(i) of the Code.

(k) JATT has not taken any action and is not aware of any facts or circumstances that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

Section 4.16 Compliance with Laws. JATT is, and has been since its formation, in compliance in all material respects with all Laws, and no uncured written notices have been received by JATT from any Governmental Entity or any other Person alleging a material violation of any such Laws.

Section 4.17 Anti-Corruption Law Compliance.

(a) To the knowledge of JATT, no director, officer, manager, employee, agent or third-party representative of JATT (in their capacities as such) (i) has made, authorized, solicited or received any unlawful bribe, rebate, payoff, influence payment or kickback, (ii) has used or is using any corporate funds for any contributions, gifts, entertainment, hospitality, travel, in each case, to the extent illegal, or (iii) has, directly or indirectly, knowingly made, offered, authorized, facilitated, received or promised to make or receive, any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to or from any officer of a Governmental Entity or other Person in violation of applicable Anti-Corruption Laws. There are no pending legal, regulatory, or administrative Proceedings, filings, Orders, or, to the knowledge of JATT, governmental investigations, alleging (i) any such unlawful payments, contributions, gifts, entertainment, bribes, rebates, kickbacks, financial or other advantages, (ii) any other violation of any Anti-Corruption Law.

(b) The transactions of JATT are accurately reflected on their respective books and records in compliance in all material respects with applicable Anti-Corruption Laws

Section 4.18 Anti-Money Laundering Compliance.

(a) JATT maintains and implements procedures designed to reasonably prevent money laundering and otherwise ensure compliance with all applicable Laws. There are no matters of material non-compliance with any applicable Law that any Governmental Entity has required JATT to correct.

(b) None of JATT or any of their respective directors, officers, managers, employees, agents or third-party representatives (in their capacities as such) has knowingly engaged in a transaction that involves their receipt, payment or any other transfer of the proceeds of crime in violation of any applicable Laws.

(c) There are no legal, regulatory, or administrative Proceedings, filings, Orders, or, to the knowledge of JATT, governmental investigations, alleging any violations of any applicable Laws by JATT or any of their respective directors, officers, managers, or employees.

Section 4.19 Affiliate Transactions. Except as set forth in Section 4.19 of JATT Disclosure Schedules, there are no Contracts between (a) JATT, on the one hand, and (b) JATT Related Parties.

Section 4.20 Inspections; Company’s Representations. JATT has undertaken such investigation and have been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. JATT agrees to engage in the transactions contemplated by this Agreement based upon its own inspection and examination of the Company and on the accuracy of the representations and warranties set forth in Article III by the Company pursuant to this Agreement and hereby disclaims reliance upon any express or implied representations or warranties of any nature made by the Company or its Affiliates or representatives, except for those set forth in Article III by the Company pursuant to this Agreement. JATT specifically acknowledges and agrees to the Company’s disclaimer of any representations or warranties other than those set forth in Article III by the Company pursuant to this Agreement, whether made by either the Company or any of its Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to JATT or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to JATT or its Affiliates or representatives by the Company or any of its Affiliates or representatives), other than those set forth in Article III by the Company pursuant to this Agreement. JATT specifically acknowledges and agrees that, without limiting the generality of this Section 4.20, neither the Company nor any of its

Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. JATT specifically acknowledges and agrees that except for the representations and warranties set forth in Article V, the Company has not made any other express or implied representation or warranty with respect to the Company, its assets or Liabilities, the businesses of the Company or the transactions contemplated by this Agreement or the Ancillary Documents.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business of the Company.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or PIPE Financing or as consented to in writing by JATT (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate the business of the Company in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact in all material respects the business organization, assets, properties and material business relations of the Company.

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement, any Ancillary Document, the PIPE Financing, as required by applicable Law, as set forth on Section 5.1(b) of the Company Disclosure Schedules or as consented to in writing by JATT (which consent shall not be unreasonably conditioned, withheld or delayed) not do any of the following:

(i) amend or otherwise modify any of its Governing Documents in any manner that would be adverse to JATT, except as otherwise required by Law;

(ii) make any changes to its accounting policies, methods or practices, other than as permitted under GAAP or applicable Law;

(iii) sell, issue, redeem, assign, transfer, pledge (other than in connection with existing credit facilities), convey or otherwise dispose of (x) any Equity Securities of the Company, (y) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating the Company to issue, deliver or sell any Equity Securities of the Company (other than (A) fundraising transactions from and after the date hereof (excluding the PIPE Financing) for aggregate net proceeds of up to $30,000,000 to the Company (the “Company Interim Financing”) and (B) grants and issuances of Company Options to new hires and consultants of the Company not to exceed the Company Options set forth in Section 5.1(b)(iii) of the Company Disclosure Schedules);

(iv) declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to any equityholder as of the date hereof of the Company;

(v) adjust, split, combine or reclassify any of its Equity Securities (except for the Stock Split);

(vi) (x) incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness (other than (A) additional Indebtedness under existing credit facilities or lines of credit, (B) capital leases entered into in the ordinary course of business, and (C) other Indebtedness not to exceed $5,000,000 in the aggregate), (y) make any advances or capital contributions to, or investments in, any Person, other than the Company or in the ordinary course of business, or (z) amend or modify in any material respect any Indebtedness;

(vii) commit to, authorize or enter into any agreement in respect of, any capital expenditure (or series of commitments or capital expenditures), other than capital expenditures in an amount not to exceed $5,000,000;

(viii) enter into any material amendment or termination (other than an expiration in accordance with the terms thereof) of, or waive compliance with, any material term of any Material Contract or enter into any Contract that if entered into prior to the date hereof would be a Material Contract, in each case other than in the ordinary course of business and solely to the extent such amendment, termination or waiver would not materially and adversely impact the Company;

(ix) other than inventory and other assets acquired in the ordinary course of business, acquire the business, properties or assets, including Equity Securities of another Person, except, in each case, for acquisitions whose consideration in an aggregate amount (for all such acquisitions) is not greater than $250,000 and the consideration for which is payable only in cash, so long as, based upon the advice of the Company’s accountants, such acquisition, individually or in the aggregate, would not require any additional disclosure pursuant to the rules and regulations adopted by PCAOB (whether through merger, consolidation, share exchange, business combination or otherwise);

(x) propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material Lien, any of the material rights or material assets owned by, or leased or licensed to, the Company;

(xi) compromise, commence or settle any pending or threatened Proceeding (w) involving payments (exclusive of attorney’s fees) by the Company not covered by insurance in excess of $250,000 in any single instance or in excess of $1,000,000 in the aggregate, (x) granting injunctive or other equitable remedy against the Company, (y) which imposes any material restrictions on the operations of businesses of the Company or (z) by the equityholders of the Company or any other Person which relates to the transactions contemplated by this Agreement;

(xii) except as required under applicable Law, the terms of any Employee Benefit Plan existing as of the date hereof with JATT’s prior agreement, (A) increase in any manner the compensation, bonus, severance or termination pay of any of the current or former directors, officers, employees or individual consultants of the Company (other than annual salary and target bonus adjustments made in the ordinary course of business), (B) become a party to, establish, amend, commence participation in, or terminate any share option plan or other share-based compensation plan, or any Employee Benefit Plan with or for the benefit of any current or former directors, officers, employees or individual consultants of the Company, (C) accelerate the vesting of or lapsing of restrictions with respect to any share-based compensation or other long-term incentive compensation under any Employee Benefit Plan, (D) grant any new awards under any Employee Benefit Plan (other than grants and issuances of Company Options or other incentive equity arrangements offered to new hires and consultants of the Company), (E) amend or modify any outstanding award under any Employee Benefit Plan, (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization respecting employees of the Company, (G) forgive any loans, or issue any loans to any directors, officers, contractors or employees without prior agreement of JATT, or (H) hire or engage any new employee or consultant or terminate the employment or engagement, other than for cause, of any employee or consultant if such new employee or consultant will receive, or does receive, annual base compensation (or annual base wages or fees) in excess of $350,000;

(xiii) (A) sell, lease, assign, transfer, convey, license, sublicense, covenant not to assert, permit to lapse, abandon, allow to lapse, or otherwise dispose of, create, grant or issue any Liens (other than Permitted Liens), debentures or other securities in or on, any material rights or assets owned by, or leased or licensed to, the Company, other than (x) non-exclusive licenses, sublicenses or other rights granted to service provides granted in the ordinary course, (y) inventory or products in the ordinary course of business, or (z) assets with an aggregate fair market value less than $500,000; or (B) subject any Company Owned Intellectual Property to the terms of clauses (i) and (ii) of Section 3.12(d);

(xiv) disclose any trade secrets and any other material confidential information of the Company to any Person except pursuant to written obligations of confidentiality and non-use consistent with past practice;

(xv) fail to take any action required to maintain any material insurance policies of the Company in force (other than (A) substitution of an insurance policy by an insurance policy with a substantially similar coverage or (B) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application), or knowingly take or omit to take any action that could reasonably result in any such insurance policy being void or voidable (other than (1) substitution of an insurance policy by an insurance policy with a substantially similar coverage, (2) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application, or (3) actions in the ordinary course of business);

(xvi) except to the extent required by applicable Law, (A) make, change or revoke any material election relating to Taxes (subject to changes in applicable Law), (B) enter into any agreement, settlement or compromise with any taxing authority relating to a material amount of Taxes, (C) consent to any extension or waiver of the statutory period of limitations applicable to any material Tax matter, (D) file any amended material Tax Return, (E) fail to timely file (taking into account valid extensions) any material Tax Return required to be filed, (F) fail to pay any material amount of Tax as it becomes due, or (G) enter into any Tax sharing, Tax allocation, or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes);

(xvii) take or cause to be taken any action, or knowingly fail to take or cause to fail to take any action, which action or failure to act would reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment;

(xviii) except as included as a Company Expense, incur any Liability, in connection with this Agreement or the Ancillary Documents, or the transactions contemplated hereby or thereby, that would result in the obligation of any Company or JATT to pay any investment banker fee, finder’s fee, brokerage or agent’s commissions or other similar payments or reimburse expenses of any of the foregoing; or

(xix) agree or commit to do any of the foregoing.

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, nothing set forth in this Agreement shall give JATT, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing.

Section 5.2 Efforts to Consummate; Litigation.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article VI and, in the case of any Ancillary Document to which such Party is contemplated to be a party after the date of this Agreement, to execute and delivery such Ancillary Document when required pursuant to this Agreement and (ii) using reasonable best efforts to consummate the PIPE Financing, on the terms and subject to the conditions set forth in the Investor Subscription Agreements). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents. Each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents. JATT shall promptly inform the Company of any communication between JATT, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform JATT of any communication between the Company, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document. In the event that any Governmental Entity opens or threatens to open any investigation or inquiry into the transactions contemplated by this Agreement under any antitrust Laws, each of the Parties shall, to the extent legally permissible, use commercially reasonable efforts to cooperate in good faith with each other and with such Governmental Entity in connection with any such investigation or inquiry. Without limiting the foregoing, each Party and their respective Affiliates shall not enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written consent of JATT and the Company. Notwithstanding the foregoing or anything to the contrary in this Agreement, nothing in this Agreement shall require JATT or its Affiliates to (i) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of the Company or any entity, facility or asset of such Party or any of its Affiliates, (ii) terminate, amend or assign existing relationships and contractual rights or obligations, (iii) amend, assign or terminate existing licenses or other agreements, or (iv) enter into new licenses or other agreements.

(b) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, JATT, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of JATT) or JATT (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents; provided that documents and information provided to the other Party pursuant to this paragraph (i) may be redacted (A) to remove references to valuation of the Company, (B) to comply with contractual arrangements or (C) to preserve legal privilege and/or (ii) may be designated as “outside counsel only,” in which case such documents and information shall be provided only to outside counsel and consultants retained by such counsel. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of JATT, the Company, or, in the case of the Company, JATT in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of JATT, the Company, or, in the case of the Company, JATT, the opportunity to attend and participate in such meeting or discussion.

(c) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, JATT, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of JATT, or any of its respective Representatives (in their capacity as a representative of JATT) or, in the case of the Company or any of its Representatives (in their capacity as a representative of the Company). JATT and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. Notwithstanding the foregoing, neither JATT nor the Company shall settle any Transaction Litigation without the consent of the Company or JATT, as applicable.

Section 5.3 Confidentiality and Access to Information.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained in this Agreement or such Ancillary Document, as applicable, shall govern and control to the extent of such conflict.

(b) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to JATT and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Company (in a manner so as to not interfere with the normal business operations of the Company) for the purpose of consummating the Merger. Notwithstanding the foregoing, the Company shall not be required to provide, or cause to be provided, to JATT or its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which the Company is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally binding obligation of the Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to the Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if the Company or any Company Non-Party Affiliates or any of their respective Representatives, on the one hand, and JATT, any JATT Related Party or any of their respective Representatives on the other hand, are adverse parties in a litigation or other Proceeding and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law or Order.

(c) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, JATT shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of JATT (in a manner so as to not interfere with the normal business operations of JATT). Notwithstanding the foregoing, JATT shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which JATT is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C)

violate any legally binding obligation of JATT with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to JATT under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), JATT shall use reasonable best efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if JATT, any JATT Related Party or any of their respective Representatives, on the one hand, and the Company, any Company Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation or other Proceeding and such information is reasonably pertinent thereto; provided that JATT shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law or Order. Without limiting the generality of the foregoing, within two (2) Business Days of the date hereof, JATT shall provide to the Company for informational purposes only a copy of the signed written JATT Fairness Opinion.

Section 5.4 Public Announcements.

(a) Subject to Section 5.4(b), Section 5.7 and Section 5.8, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, the Company and JATT or, after the Closing, the Company; provided, however, that each Party, the Sponsor and their respective Representatives may make any such announcement or other communication (i) if such press release, announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Person shall, to the extent permitted by applicable Law use reasonable best efforts to consult with the Company, if the disclosing Person is JATT or the Sponsor, or JATT, if the disclosing party is the Company or any of its Representatives, and give the Company or JATT, as applicable, the opportunity to review such announcement or communication and comment thereon and the disclosing Person shall consider such comments in good faith, or (B) after the Closing, the disclosing Person and/or its Representatives, as applicable, shall, to the extent permitted by applicable Law, use reasonable best efforts to consult with the Company and give the Company the opportunity to review such announcement or communication and comment thereon and the disclosing Person shall consider such comments in good faith, (ii) to the extent such press release, announcement or other communication contains only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4 and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 5.4 or otherwise in this Agreement, the Parties agree that the Company Non-Party Affiliates and their respective Representatives may provide general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect current or prospective investor or in connection with normal fund raising or related marketing or informational or reporting activities.

(b) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and JATT prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement. Promptly after the execution of this Agreement, JATT shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and JATT shall consider such comments in good faith. The Company, on the one hand, and JATT, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or JATT, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date (or such other date as may be mutually agreed to in writing by the Company and JATT prior to the Closing), the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), the Company shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws, which Closing Filing shall be mutually agreed upon by the Company and JATT prior to the Closing (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or JATT, as applicable). In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5 Tax Matters.

(a) Tax Treatment.

(i) The Parties intend that the Merger shall be treated as a reorganization within the meaning of Section 368 of the Code. The Parties shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise), the treatment described in this Section 5.5(a)(i) unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code.

(ii) JATT and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). From the date hereof through the Closing, and following the Closing, the Parties shall not, and shall not permit or cause their respective Affiliates to, take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the Merger from qualifying for the Intended Tax Treatment. In furtherance of the foregoing, the Company shall not permit JATT to liquidate or to be treated as liquidating for U.S. federal income tax purposes for a period of at least twelve (12) months following the Closing.

(iii) If, in connection with the preparation and filing of the Registration Statement / Proxy Statement, the SEC requests or requires that a tax opinion be prepared and submitted by tax counsel in such connection, each of JATT and the Company shall, and shall cause their Affiliates to, (i) reasonably cooperate in order to facilitate the issuance of any such tax opinion and (ii) deliver to such counsel, to the extent requested by such counsel, a duly executed certificate reasonably satisfactory to such Party and such counsel dated as of the date requested by such counsel, containing such customary representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel to render any such opinion; provided, that, notwithstanding anything herein to the contrary, nothing in this Agreement shall require any counsel to the Company or its advisors to provide an opinion with respect to any Tax matters relating to or affecting JATT or the JATT Shareholders, including that the Merger qualifies for the Intended Tax Treatment; provided, further, that neither this provision nor any other provision in this Agreement shall require the provision of a Tax opinion by any Party’s counsel or advisors to be an express condition precedent to the Closing.

(b) Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) use commercially reasonable efforts to cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and making available to the Pre-Closing JATT Holders information reasonably necessary to compute any income of any such holder (or its direct or indirect owners) arising if applicable, as a result of JATT’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code for any taxable period ending on or prior to the Closing, including timely providing (i) a PFIC Annual Information Statement to enable such holders to make a “Qualifying Electing Fund” election under Section 1295 of the Code for such taxable period, and (ii) information to enable applicable holders to report their allocable share of “subpart F” income under Section 951 of the Code for such taxable period.

Section 5.6 Exclusive Dealing.

(a) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its Subsidiaries and controlled Affiliates and its and their respective directors and executive officers not to, and will use reasonable best efforts to cause its employees, equityholders, advisors (including financial advisors, attorneys, accountants and consultants), agents and other representatives not to, directly or indirectly: (i) solicit, initiate, induce, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities of the Company (or any Affiliate or successor of the Company) (other than in connection with the PIPE Financing or the transactions contemplated by this Agreement or the Investor Subscription Agreements); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company agrees to (A) notify JATT promptly upon receipt of any Company Acquisition Proposal by the Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep JATT reasonably informed on a current basis of any modifications to such offer or information.

(b) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, JATT shall not, and shall cause its Subsidiaries and controlled Affiliates and its and their respective directors and executive officers not to, and will use reasonable best efforts to cause its employees, equityholders, advisors (including financial advisors, attorneys, accountants and consultants), agents and other representatives not to, directly or indirectly: (i) solicit, initiate, induce, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or that could reasonably be expected to lead to a JATT Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a JATT Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a JATT Acquisition Proposal; (iv) prepare or take any steps in connection with an offering of any securities of JATT (or any Affiliate or successor of JATT) (other than in connection with the PIPE Financing or the transactions contemplated by this Agreement or the Investor Subscription Agreements); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. JATT agrees to (A) notify the Company promptly upon receipt of any JATT Acquisition Proposal by JATT, and to describe the material terms and conditions of any such JATT Acquisition Proposal in reasonable detail (including the identity of the Persons making such JATT Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information.

Section 5.7 Preparation of Registration Statement / Proxy Statement. JATT shall promptly provide to the Company such information concerning JATT and the shareholders of JATT as is either required by the federal securities laws or reasonably requested by the Company for inclusion in the Registration Statement / Proxy Statement. As promptly as practicable after the receipt by the Company from JATT of all such information, JATT and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either JATT or the Company, as applicable), and the Company shall file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus of JATT which will be included therein and which will be used for the JATT Shareholders Meeting to adopt and approve the Transaction Proposals, provide its applicable shareholders with the opportunity to elect to exercise the JATT Shareholder Redemption Right, and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by JATT’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq). Each of JATT and the Company shall use its reasonable best efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Company, the provision of financial statements of, and any other information with respect to, the Company for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the others of, reasonably cooperate with each other with respect to, mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of JATT or the Company, as applicable) and respond promptly to any comments of the SEC or its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. JATT, on the one hand, and the Company, on the other hand, shall use reasonable best efforts to promptly furnish, or cause to be furnished, to the other all information concerning such Party, its Non-Party Affiliates and their respective Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.7 or for inclusion in any other statement, filing, notice or application made by or on behalf of JATT to the SEC or Nasdaq in connection with the transactions contemplated by this Agreement or the Ancillary Documents, including using reasonable best efforts to deliver customary Tax representation letters to counsel to enable counsel to deliver a Tax opinion requested or required by the SEC to be submitted in connection therewith as described in Section 5.5(a)(iii). If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of JATT, the Company, or, in the case of the Company, JATT, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of JATT, the Company, or, in the case of the Company, JATT (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) JATT shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the Pre-Closing JATT Holders. JATT shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of JATT Shares for offering or sale in any jurisdiction, and JATT and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to him, her or it or any of his, her or its Non-Party Affiliates or its or their respective Representatives, supplied by or on his, her or its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.8 JATT Shareholder Approval. As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, JATT shall (a) commence mailing the Proxy Statement to the shareholders of JATT as of the applicable record date and (b) use reasonable best efforts to duly convene and hold a meeting of its shareholders (the “JATT Shareholders Meeting”) in accordance with the Governing Documents of JATT, to be held as promptly as reasonably practicable and, unless otherwise agreed by JATT and the Company in writing, in any event not more than thirty (30) days following the date that the Registration Statement / Proxy Statement is declared effective under the Securities Act for the purposes of obtaining the JATT Shareholder Approval and, if applicable, any approvals related thereto and providing its shareholders with the opportunity to elect to exercise the JATT Shareholder Redemption Right. JATT shall, through approval of its board of directors, recommend to its shareholders (the “JATT Board Recommendation”), (i) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger) (the “Business Combination Proposal”); (ii) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (iii) the adoption and approval of each other proposal reasonably agreed to by JATT and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents; and (iv) the adoption and approval of a proposal for the adjournment of the JATT Shareholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (iv) together, the “Transaction Proposals”); provided that JATT may adjourn the JATT Shareholders Meeting (A) to solicit additional proxies for the purpose of obtaining the JATT Shareholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that JATT has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing JATT Holders prior to the JATT Shareholders Meeting or (D) if the holders of JATT Shares have elected to redeem a number of JATT Shares as of such time that would reasonably be expected to result in the condition set forth in Section 6.2(d) not being satisfied; provided that, without the consent of the Company, in no event shall JATT adjourn the JATT Shareholders Meeting for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond the Outside Date. The JATT recommendation contemplated by the preceding sentence shall be included in the Registration Statement / Proxy Statement. Except as otherwise required by applicable Law, JATT covenants that none of the JATT Board or JATT nor any committee of the JATT Board shall withdraw or modify, or propose publicly or by formal action of the JATT Board, any committee of the JATT Board or JATT to withdraw or modify, in a manner adverse to the Company, the JATT Board Recommendation or any other recommendation by the JATT Board or JATT of the proposals set forth in the Registration Statement / Proxy Statement; provided, that, the JATT Board may change, withdraw, withhold, qualify or modify the JATT Board Recommendation (a “Change in Recommendation”) if the JATT Board determines in good faith, after consultation with its outside legal counsel, that the failure to make such a Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law.

Section 5.9 Merger Sub Shareholder Approval. As promptly as reasonably practicable (and in any event within five (5) Business Days) following the date of this Agreement, the Company, as the sole shareholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger).

Section 5.10 Conduct of Business of JATT. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, JATT shall not, except as expressly contemplated by this Agreement or any Ancillary Document (including, for the avoidance of doubt, in connection with the PIPE Financing), as required by applicable Law, as set forth on Section 5.10 of the JATT Disclosure Schedules or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do any of the following:

(a) amend or otherwise modify any of its Governing Documents in any manner that would be adverse to the Company, except as otherwise required by Law;

(b) make any changes to its accounting policies, methods or practices, other than as required by GAAP or applicable Law;

(c) sell, issue, redeem, assign, transfer, pledge, mortgage, charge (other than in connection with existing credit facilities), convey or otherwise dispose of (x) any Equity Securities of JATT (y) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating JATT to issue, deliver or sell any Equity Securities of JATT;

(d) declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to any equityholder as of the date hereof of JATT, other than redemptions from the Trust Account that are required pursuant to the Governing Documents of JATT;

(e) adjust, split, combine or reclassify any of its Equity Securities;

(f) incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness (other than (A) additional Indebtedness under existing credit facilities or lines of credit, (B) capital leases entered into in the ordinary course of business or (C) working capital loans);

(g) fail to maintain its existence or, without prior notice to the Company, acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) the business, properties or assets, including Equity Securities of another Person;

(h) propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material Lien, any of the material rights or material assets owned by, or leased or licensed to, JATT, except as required or contemplated by this Agreement;

(i) amend the Trust Agreement or any other agreement related to the Trust Account;

(j) except to the extent required by applicable Law, (i) make, change or revoke any material election relating to Taxes (subject to changes in applicable Law), (ii) enter into any agreement, settlement or compromise with any taxing authority relating to a material amount of Taxes, (iii) consent to any extension or waiver of the statutory period of limitations applicable to any material Tax matter, (iv) file any amended material Tax Return, (v) fail to timely file (taking into account valid extensions) any material Tax Return required to be filed, (vi) fail to pay any material amount of Tax as it becomes due or (vii) enter into any Tax sharing, Tax allocation, or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes);

(k) take or cause to be taken any action, or knowingly fail to take or cause to fail to take any action, which action or failure to act would reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment;

(l) except as included as a JATT Expense, incur any Liability, in connection with this Agreement or the Ancillary Documents, or the transactions contemplated hereby or thereby, that would result in the obligation of any Company or JATT to pay any investment banker fee, finder’s fee, brokerage or agent’s commissions or other similar payments or reimburse expenses of any of the foregoing;

(m) except (x) as required under applicable Law, the terms of any benefit plan of JATT existing as of the date hereof with Company’s prior agreement, or (y) in respect of any option plan of JATT (A) increase in any manner the compensation, bonus, severance or termination pay of any of the current or former directors, officers, employees or individual consultants of JATT, (B) become a party to, establish, amend, commence participation in, or terminate any share option plan or other share-based compensation plan, or any benefit plan of JATT with or for the benefit of any current or former directors, officers, employees or individual consultants of JATT, (C) accelerate the vesting of or lapsing of restrictions with respect to any share-based compensation or other long-term incentive compensation under any benefit plan of JATT, (D) grant any new awards under any benefit plan of JATT, (E) amend or modify any outstanding award under any benefit plan of JATT, (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization respecting employees of JATT, (G) forgive any loans, or issue any loans to any directors, officers, contractors or employees without prior agreement of the Company, or (H) hire or engage any new employee or consultant or terminate the employment or engagement, other than for cause, of any employee or consultant if such new employee or consultant will receive, or does receive, annual base compensation (or annual base wages or fees) in excess of $350,000; or

(n) agree or commit to do any of the foregoing.

Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, (a) nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of JATT and (b) subject to the condition set forth in Section 6.3(d), nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, JATT from using the funds held by JATT outside the Trust Account to pay any JATT Expenses or from otherwise distributing or paying over any funds held by JATT outside the Trust Account to the Sponsor or any of its Affiliates, in each case, prior to the Closing.

Section 5.11 Nasdaq Listing. JATT and the Company shall use their respective reasonable best efforts and shall cooperate in good faith to cause: (a) the Company to submit an initial listing application to Nasdaq in connection with the transactions contemplated by this Agreement; (b) the Company to satisfy all applicable initial listing standards and requirements of Nasdaq and obtain Nasdaq’s approval of its initial listing application; (c) the Company, taking into account its contemplated combination with JATT, to satisfy all applicable initial listing requirements of Nasdaq, including sufficient round lot holders, unrestricted publicly-held Company Shares and public float (including those expected to be held by historic stakeholders of the Company); and (d) the PubCo Shares issuable in accordance with this Agreement, including the Merger and the PIPE Financing, to be approved for listing on Nasdaq, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time. From the date hereof through the Closing, JATT shall use reasonable best efforts to ensure JATT remains listed as a public company on Nasdaq and maintain the listing of the JATT

Shares on Nasdaq. From the date hereof through the Closing, JATT shall promptly notify the Company of any communications or correspondence from the Nasdaq with respect to any potential suspension of listing or delisting action contemplated or threatened by the Nasdaq. Prior to the Closing Date, JATT shall cooperate with the Company and use reasonable best efforts to take such actions as are reasonably necessary or advisable to cause the JATT Shares to be delisted from Nasdaq and deregistered under the Exchange Act as soon as practicable following the Effective Time.

Section 5.12 Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI and provision of notice thereof to the Trustee, (a) at the Closing, JATT shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Shareholders of JATT pursuant to the JATT Shareholder Redemption Right, (B) pay the amounts due to the underwriters of JATT’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to JATT in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein. Notwithstanding anything in this Agreement or the Governing Documents of JATT to the contrary, any payments made after the Closing in respect of JATT Redeeming Stock are made after Closing solely as a matter of ministerial and administrative convenience. Such payments do not reflect, and shall not be construed as reflecting, any continued ownership of, or rights with respect to, such JATT Redeeming Stock at or after the Closing. All right, title, and interest in and to each share of JATT Redeeming Stock shall be automatically cancelled and cease to exist as of immediately prior to the Closing and shall thereafter represent only the right to be paid a pro rata share of the JATT Shareholder Redemption Amount in accordance with the Governing Documents of JATT, and not as a continuing shareholder or owner of the Company any kind. For the avoidance of doubt, consistent with Section 8.5 of the Amended and Restated Memorandum and Articles of Association of JATT, each share of JATT Redeeming Stock shall not be entitled to participate in the profits of JATT (or, for the avoidance of doubt, the Company) in respect of the period after the date specified as the date of redemption of such JATT Redeeming Stock in the applicable redemption notice, which shall be no later than the day immediately preceding the Closing Date.

Section 5.13 Additional Stockholder Support Agreements; Company Stockholder Approval.

(a) From and after the date hereof, the Company shall use its reasonable best efforts to obtain an executed stockholder support agreement (in the form of the Stockholder Support Agreement) from each of the other Company Stockholders who has not executed such documents as of the date hereof. The Company shall timely provide to the Company Stockholders all advance notices required to be given to such Company Stockholders in connection with this Agreement, the Merger and the transactions contemplated by this Agreement under the Company’s Governing Documents or other applicable Contracts and under applicable Law (or otherwise obtain waivers with respect to the same).

(b) As promptly as reasonably practicable (and in any event within two (2) Business Days) following the date on which the Registration Statement / Proxy Statement is declared effective under the Securities Act (the “Company Stockholder Written Consent Deadline”), the Company shall obtain and deliver to JATT a true and correct copy of the adoption and approval of this Agreement and the transactions contemplated hereby by the Company Stockholders acting by written consent in lieu of a meeting (in form and substance reasonably satisfactory to JATT) approving this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger), that is duly executed by the Company Stockholders that hold at least the requisite number of issued and outstanding Company Shares required to approve and adopt such matters in accordance with the DGCL and the Company’s Governing Documents (the “Company Stockholder Written Consent”). The Company, through the approval of the Company Board shall recommend to the holders of Company Shares the approval and adoption of this Agreement and the transactions contemplated by this Agreement (including the Merger) (the “Company Board Recommendation”).

Section 5.14 JATT Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of JATT, as provided in the applicable JATT’s Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) PubCo will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, PubCo shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the applicable JATT’s Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the JATT’s Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of JATT (the “JATT D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such JATT D&O Person was a director or officer of JATT on or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) PubCo shall not have any obligation under this Section 5.14 to any JATT D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such JATT D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) JATT shall purchase, at or prior to the Closing, and PubCo shall maintain, or cause to be maintained, in effect for a period of six (6) years following the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are covered by any comparable insurance policies of JATT as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby) the coverage provided under JATT’s directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that none of JATT, PubCo or any of their respective Affiliates shall pay a premium for such “tail” policy in excess of three hundred percent (300%) of the most recent annual premium paid by JATT prior to the date of this Agreement and, in such event, JATT or one of its Affiliates shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by JATT prior to the date of this Agreement.

(d) If PubCo or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of PubCo shall assume all of the obligations set forth in this Section 5.14.

(e) The JATT D&O Persons entitled to the indemnification, expense reimbursement, liability limitation, exculpation and insurance set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of JATT.

Section 5.15 Company Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of the Company, as provided in the Company’s Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) PubCo shall perform and discharge all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, PubCo shall advance expenses in connection with such indemnification as provided in the Company’s Governing Documents or other applicable agreements in effect as of immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the Company’s Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified following the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Effective Time or at any time prior to the Effective Time, were directors or officers of the Company (the “Company D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring prior to Closing and relating to the fact that such Company D&O Person was a director or officer of the Company on or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) PubCo shall have no obligation under this Section 5.15 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) The Company shall purchase, at or prior to the Closing, and PubCo shall maintain, or cause to be maintained, in effect for a period of six (6) years following the Effective Time, without any lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance for the benefit of those Persons who are covered by any comparable insurance policies of the Company in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby than) the coverage provided under the Company’s directors’ and officers’ liability insurance policies in effect as of the date of this Agreement.

(d) If PubCo or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of PubCo to assume all of the obligations set forth in this Section 5.15.

(e) The Company D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.15 are intended to be third-party beneficiaries of this Section 5.15. This Section 5.15 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of PubCo.

Section 5.16 Post-Closing Directors and Officers.

(a) PubCo shall take all such action necessary or appropriate such that immediately following the Effective Time, the board of directors of PubCo shall consist of (i) one (1) director designated in writing by the Sponsor, which designee shall be Dr. Someit Sidhu (the “Sponsor Director”), and (ii) up to six (6) other directors designated in writing by the Company; provided, however, that such directors, as well as their respective class designations and committee memberships, designated pursuant to the foregoing sentence shall be determined sufficiently in advance to allow for inclusion of such Persons in the Registration Statement / Proxy Statement.

(b) The board of directors of PubCo as of immediately following the Effective Time shall comply with Nasdaq rules and the majority of the directors shall be independent under Nasdaq listing standards.

(c) The officers of PubCo as of immediately following the Effective Time shall consist of those officers designated by the Company.

Section 5.17 PCAOB Financials.

(a) The Company shall, as promptly as reasonably practicable, deliver to JATT the audited or unaudited consolidated balance sheets and the related audited or unaudited consolidated statements of operations and comprehensive loss and stockholders’ deficit and cash flows of the Company as of and for a year-to-date period ended as of the end of any other different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter), as applicable that is required to be included in the Registration Statement / Proxy Statement (collectively, the “PCAOB Financials”). All such financial statements, together with any audited or unaudited consolidated balance sheet and the related audited or unaudited consolidated statements of operations and comprehensive loss and stockholders’ deficit and cash flows of the Company as of and for a year-to-date period ended as of the end of a different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter) that is required to be included in the Registration Statement / Proxy Statement (A) will fairly present in all material respects the financial position of the Company as at the date thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year end audit adjustments (none of which is expected to be material) and the absence of footnotes), (B) will be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (C) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and contain a report of the Company’s auditor and (D) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(b) JATT shall use its reasonable best efforts (i) to assist, upon advance written notice, the Company in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by the Company with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.18 PubCo Equity Incentive Plan; PubCo Employee Stock Purchase Plan. Upon Closing, the board of directors of PubCo shall approve and adopt:

(a) an equity incentive plan (the “PubCo Equity Incentive Plan”), in the manner prescribed under applicable Laws, effective as of the Closing Date, reserving for grant thereunder a number of PubCo Shares representing, in the aggregate, 12% of the PubCo Shares issued and outstanding, on a fully-diluted basis, immediately after the Closing; provided that the number of shares reserved for issuance under the PubCo Equity Incentive Plan shall be subject to an automatic annual increase in an amount equal to 5% of the aggregate number of PubCo Shares outstanding as of the end of the immediately preceding calendar year, or such lesser amount as may be determined by the board of directors of PubCo; and

(b) an employee stock purchase plan (the “PubCo Employee Stock Purchase Plan”), effective as of the Closing Date, reserving for grant thereunder such number of PubCo Shares as shall be mutually agreed by the Parties.

Section 5.19 PIPE Financing. Each of JATT and the Company shall, and shall cause their respective Affiliates to, use reasonable best efforts to negotiate and enter into Investor Subscription Agreements, pursuant to which PIPE Investors agree to purchase a number of shares of PubCo Shares as set forth in such Investor Subscription Agreements in a private placement on the terms and conditions described or contemplated therein (and reasonably acceptable to the Company and JATT), including using their respective commercially reasonable efforts to consummate the PIPE Financing at or prior to the Closing and to satisfy on a timely basis all conditions and covenants applicable to the Company and JATT, respectively, in the Investor Subscription Agreements and otherwise comply with its obligations thereunder and to enforce the rights of the Company and JATT under the Investor Subscription Agreements to cause the PIPE Investors to pay to (or as directed by) the Company the applicable purchase price under each PIPE Investor’s applicable Investor Subscription Agreements in accordance with its terms. JATT and the Company shall keep the other party reasonably informed regarding the status of negotiations and discussions relating to the PIPE Financing. JATT and the Company shall give the other party prompt written notice upon (A) becoming aware of any breach or default by any party to any of the Investor Subscription Agreements or any termination (or purported termination) of any of the Investor Subscription Agreements, (B) the receipt of any written notice or other written communication from any party to any Investor Subscription Agreements with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Investor Subscription Agreement or any provisions of any Investor Subscription Agreement and (C) if the Company does not expect to receive all or any portion of the PIPE Financing Amount on the terms, in the manner or from the sources contemplated by the Investor Subscription Agreements. JATT or the Company shall not, without the prior written consent of the other party, amend, modify, supplement or waive (or permit any waiver of) any provision of, or terminate or abandon its plans with respect to, or provide consent to amend, modify, supplement, waive, assign or terminate any provision or remedy under, or any replacements of, any Investor Subscription Agreement, in each case, other than any assignment or transfer contemplated therein or expressly permitted thereby (without any further amendment, modification or waiver to such assignment or transfer provision); provided, that, in the case of any such assignment or transfer, the initial party to such Investor Subscription Agreements remains bound by its obligations with respect thereto in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of shares of Company Shares or other Equity Securities of the Company.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 6.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, written waiver by the Party for whose benefit such condition exists of the following conditions:

(a) no Order or Law or other legal restraint or prohibition issued by any court of competent jurisdiction or other Governmental Entity enjoining, prohibiting or preventing the consummation of the transactions contemplated by this Agreement (including the Merger) shall be in effect;

(b) the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(c) the Company Stockholder Written Consent shall have been obtained;

(d) the Required JATT Shareholder Approval shall have been obtained;

(e) the Company’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been conditionally approved and, immediately following the Effective Time, the Company shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the Company Shares shall have been conditionally approved for listing on Nasdaq, subject to official notice of issuance; and

(f) the Business Combination Proposal shall have been approved.

Section 6.2 Other Conditions to the Obligations of JATT. The obligations of JATT to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, prior written waiver by JATT of the following further conditions:

(a) (i) the Company Fundamental Representations shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (ii) the representations and warranties of the of the Company set forth in Article III (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Company Material Adverse Effect shall have occurred that is continuing;

(d) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to JATT the following documents:

(i) a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to JATT;

(ii) the Registration Rights and Lock-Up Agreements, duly executed by (A) the Company Stockholders holding 2% or more of the Company Shares outstanding immediately prior to the Effective Time (excluding in any case any shares issued in the PIPE Financing) and (B) the Key Person.

Section 6.3 Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, written waiver by the Company of the following further conditions:

(a) (i) the JATT Fundamental Representations shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date) and (ii) the representations and warranties of JATT (other than the JATT Fundamental Representations) contained in Article IV of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “JATT Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a JATT Material Adverse Effect;

(b) JATT shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no JATT Material Adverse Effect shall have occurred that is continuing;

(d) the Available Cash shall be equal to at least $125,000,000, after the payment of, or accrual for, any Company Expenses or JATT Expenses;

(e) at or prior to the Closing, JATT shall have delivered, or caused to be delivered, the following documents:

(i) a certificate duly executed by an authorized officer of JATT, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a), Section 6.3(b) and Section 6.3(c) are satisfied, in a form and substance reasonably satisfactory to the Company; and

(ii) the Registration Rights and Lock-up Agreement, duly executed by JATT and the Sponsor.

Section 6.4 Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was proximately caused by the Company’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2. JATT may not rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was proximately caused by JATT’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2.

ARTICLE VII

TERMINATION

Section 7.1 Termination. This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing, solely:

(a) by mutual written consent of JATT and the Company;

(b) by JATT, if any of the representations or warranties set forth in Article III shall not be true and correct or if the Company has failed to perform or has otherwise breached any of its covenants or agreements set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) would not be satisfied (assuming the Closing occurred as of such date) and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by JATT, and (ii) the Outside Date; provided, however, that JATT is not then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied (assuming the Closing occurred as of such date);

(c) by the Company, if any of the representations or warranties set forth in Article IV shall not be true and correct or if JATT has failed to perform any covenant or agreement on its part set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied (assuming the Closing occurred as of such date) and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to JATT by the Company and (ii) the Outside Date; provided, however, the Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied (assuming the Closing occurred as of such date);

(d) by either JATT or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to January 31, 2027 (the “Outside Date”); provided that in the event that there shall have been a Financial Statement Delivery Failure by the Financial Statement Delivery Deadline which shall have been cured prior to the end of the 30-day cure period provided in Section 7.1(h), then the Outside Date shall be automatically extended without further action by the Parties to the date that is the number of days after the original Outside Date equal to the number of days from the Financial Statement Delivery Deadline until the date on which the Company cured the Financial Statement Delivery Failure (and in the case of such extension, any reference to the Outside Date in this Agreement shall be a reference to the Outside Date, as extended); and provided further that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to JATT if JATT’s breach of any of its covenants or obligations under this Agreement, or any Ancillary Documents to which it is a party, shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Outside Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s breach of any of its covenants or obligations under this Agreement, or any Ancillary Documents to which it is a party, shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Outside Date;

(e) by either JATT or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement (including the Merger) and such Order or other action shall have become final and nonappealable;

(f) by either JATT or the Company if the JATT Shareholders Meeting has been held (including any adjournment thereof), has concluded, JATT’s shareholders have duly voted and the Required JATT Shareholder Approval was not obtained;

(g) by JATT, if the Company has not delivered, or caused to be delivered, to JATT, the written consents of the Company Stockholders sufficient to constitute the Company Stockholder Written Consent in accordance with Section 5.13(a) on or prior to the Company Stockholder Written Consent Deadline; or

(h) by JATT, if the Company has not delivered the PCAOB Financials on or prior to the Financial Statement Delivery Deadline (any failure to deliver the PCAOB Financials by such date, the “Financial Statement Delivery Failure”), provided that such termination right shall become available to JATT only if the Financial Statement Delivery Failure is not cured within the 30-day period after receipt by the Company of written notice from JATT of such Financial Statement Delivery Failure, which the Company may cure by providing the PCAOB Financials by the end of such period, and in any case JATT shall cease to have the right to terminate this Agreement pursuant to this Section 7.1(h) after the expiration of such 30-day cure period upon the Company’s delivery of the PCAOB Financials to JATT, and provided further that JATT shall not have the right to terminate this Agreement pursuant to this Section 7.1(h) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement that would cause the conditions specified in Section 6.3(a) or Section 6.3(b) not to be satisfied (assuming the Closing occurred as of such date).

Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, (a) this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Non-Party Affiliates) with the exception of Section 5.3(a), this Section 7.2, Article VIII and Article I (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing or anything to the contrary herein, but subject to Section 8.18, the termination of this Agreement pursuant to Section 7.1 shall not affect (i) any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud or (ii) any Person’s Liability under any Investor Subscription Agreement, any Confidentiality Agreement, any Stockholder Support Agreement or the Sponsor Support Agreement to which he, she or it is a party to the extent arising from a claim against such Person by another Person party to such agreement on the terms and subject to the conditions thereunder.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Non-Survival. All of the representations and warranties set forth in this Agreement, shall terminate at the Effective Time, such that no claim for breach of any such representation, warranty, agreement or covenant, detrimental reliance or other right or remedy (whether in contract, in tort, at law, in equity or otherwise) may be brought with respect thereto after the Effective Time against any Party, any Company Non-Party Affiliate or any JATT Non-Party Affiliate, except in the case of Fraud. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms, and each covenant and agreement contained in any Ancillary Document that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms and any other provision in any Ancillary Document that expressly survives the Effective Time shall so survive the Effective Time in accordance with the terms of such Ancillary Document.

Section 8.2 Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents and the Confidentiality Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of JATT and the Company.

Section 8.3 Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by JATT and the Company. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio.

Section 8.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)	If to JATT, to:

JATT II Acquisition Corp.

153 Central Avenue

C/O 56

Westfield, NJ 07091

Attention: Nicholas Fernandes

Email: [***]

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, New York 10017

Attention: Adam Namoury

E-mail: [***]

(b)	If to the Company or Merger Sub, to:

Talawar Tx Inc.

40 West 57th Street, 28th Floor

New York, NY 10019

Attention: Marc Schegerin and Evan Taddeo

Email: [***]

with a copy (which shall not constitute notice) to:

Cooley LLP

55 Hudson Yards

New York, New York 10001

Attention: Divakar Gupta, Brandon Fenn and William Sorabella

E-mail: [***]

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

Section 8.6 Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, for the avoidance of doubt, that (a) the payment of any Registration Statement Fees due prior to the Closing shall be borne equally by the Company and JATT, (b) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and JATT shall pay, or cause to be paid, all Unpaid JATT Expenses and (c) if the Closing occurs, then the Surviving Company shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid JATT Expenses from the funds of the Surviving Company, including funds released from the Trust Account.

Section 8.7 Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) references from or through any date mean from and including or through and including such date, respectively, (j) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (k) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (l) the words “made available” (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to JATT, any documents or other materials posted to the electronic data room on “Box.com” made available to JATT and its advisors under the project name “Talawar Tx Inc” as of 10:00 p.m., Eastern Time, at least one (1) Business Day prior to the date of this Agreement; (m) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (n) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 8.8 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the JATT Disclosure Schedules corresponding to any Section or subsection of Article III (in the case of the Company Disclosure Schedules) or Article IV (in the case of the JATT Disclosure Schedules), respectively, shall be deemed to have been disclosed with respect to every other section and subsection of Article III (in the case of the Company Disclosure Schedules) or Article IV (in the case of the JATT Disclosure Schedules), respectively, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article III or Article IV are not limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.14 and Section 5.15, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Each of the Non-Party Affiliates shall be an express third-party beneficiary of Section 8.13.

Section 8.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.11 Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 8.12 Knowledge of Company; Knowledge of JATT. For all purposes of this Agreement, the phrase “to the Company’s knowledge”, “to the knowledge of the Company” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules, assuming reasonable due inquiry. For all purposes of this Agreement, the phrase “to JATT’s knowledge”, “to the knowledge of JATT” and “known by JATT” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(b) of the JATT Disclosure Schedules, assuming reasonable due inquiry. For the avoidance of doubt, none of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules or Section 8.12(b) of the JATT Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.13 No Recourse. Except for claims pursuant to any Ancillary Document by any party(ies) thereto against any Company Non-Party Affiliate or any JATT Related Party (each, a “Non-Party Affiliate”), and then solely with respect to claims against the Non-Party Affiliates that are party to the applicable Ancillary Document, each Party agrees on behalf of itself and on behalf of the Company Non-Party Affiliates, in the case of the Company, and the JATT Related Parties, in the case of JATT, that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Non-Party Affiliate, and (b) except in the case of Fraud, none of the Non-Party Affiliates shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, JATT or any Non-Party Affiliate concerning the Company, JATT, this Agreement or the transactions contemplated hereby.

Section 8.14 Extension; Waiver. The Company may (a) extend the time for the performance of any of the obligations or other acts of JATT set forth herein, (b) waive any inaccuracies in the representations and warranties of JATT set forth herein or (c) waive compliance by JATT with any of the agreements or conditions set forth herein. JATT may (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 8.15 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE

TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

Section 8.16 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, or, if such court declines to accept jurisdiction, the United States District Court for the Southern District of New York, or, if such court declines to accept jurisdiction, any other state or federal court within the State of New York for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 8.17 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the

Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.18 Trust Account Waiver. Reference is made to the final prospectus of JATT, filed with the SEC (File No. 333-294294) on April 17, 2026 (the “Prospectus”). The Company acknowledges and agrees and understands that JATT has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of JATT’s public shareholders (including overallotment shares acquired by JATT’s underwriters, the “Public Shareholders”), and JATT may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of JATT entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company nor any of their respective Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between JATT or any of its Representatives, on the one hand, and, the Company or any of its respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Company (on its own behalf and on behalf of its Representatives) hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with JATT or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with JATT or its Affiliates).

Section 8.19 Legal Representation; Privilege.

(a) The Parties agree that, notwithstanding the fact that Greenberg Traurig, LLP (“GT”) may have, prior to Closing, jointly represented JATT and/or the Sponsor in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented JATT and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, GT will be permitted in the future, after Closing, to represent the Sponsor or its Affiliates in connection with matters in which such Persons are adverse to JATT or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company, hereby agrees, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with GT’s future representation of one or more of the Sponsor or its respective Affiliates in which the interests of such Person are adverse to the interests of JATT, the Company or any of its respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by GT of JATT, the Sponsor, or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Sponsor shall be deemed the client of GT with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor shall be controlled by the Sponsor and shall not pass to or be claimed by JATT or the Surviving Company; provided, further, that nothing contained herein shall be deemed to be a waiver by JATT or any of its Affiliates (including, after the Effective Time, the Surviving Company and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

(b) The Parties agree that, notwithstanding the fact that Cooley LLP (“Cooley”) and Maples and Calder (Cayman) LLP (“Maples”) may have, prior to Closing, jointly represented the Company and/or its Affiliates in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented the Company and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, Cooley and/or Maples will be permitted in the future, after Closing, to represent the Company or its Affiliates in connection with matters in which such Persons are adverse to JATT or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. JATT and/or the Sponsor, who are or have the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Cooley’s and/or Maples’s future representation of one or more of the Company or its respective Affiliates (including, following the Closing, JATT) in which the interests of such Person are adverse to the interests of JATT and/or the Sponsor or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Cooley and Maples of the Company or any of its respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Company shall be deemed the client of Cooley and Maples with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Company shall be controlled by the Company and shall not pass to or be claimed by JATT or the Surviving Company; provided, further, that nothing contained herein shall be deemed to be a waiver by JATT or any of its Affiliates (including, after the Effective Time, the Surviving Company and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

* * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

JATT II ACQUISITION CORP.

By:	/s/ Someit Sidhu
Name:	Dr. Someit Sidhu
Title:	Chief Executive Officer

TALAWAR TX INC.

By:	/s/ Marc Schegerin
Name:	Marc Schegerin
Title:	Chief Executive Officer

TALAWAR MERGER SUB

By:	/s/ Marc Schegerin
Name:	Marc Schegerin
Title:	Director

Annex A

Key Supporting Company Stockholders

Khanda Therapeutics L.P.

Annex B

Key Person

Marc Schegerin

Exhibit A

Form of Registration Rights and Lock-Up Agreement

Attached.